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                                                                     EXHIBIT 2.1



                       [LINKLATERS & ALLIANCE LETTERHEAD]



                              Dated 4 October 2000

                      CHINA MOBILE HONG KONG (BVI) LIMITED



                     CHINA MOBILE COMMUNICATIONS CORPORATION



                        CHINA MOBILE (HONG KONG) LIMITED







                     CONDITIONAL SALE AND PURCHASE AGREEMENT
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THIS AGREEMENT is made on 4 October 2000

BETWEEN:

(1) CHINA MOBILE HONG KONG (BVI) LIMITED a company incorporated under the laws of the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (the "VENDOR");

(2) CHINA MOBILE COMMUNICATIONS CORPORATION a company incorporated under the laws of the PRC whose registered office is at 53A Xibianmennei Dajie, Xuanwuqu, Beijing, PRC ("CMCC");and

(3) CHINA MOBILE (HONG KONG) LIMITED a company incorporated under the laws of Hong Kong whose registered office is at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong, PRC (the "PURCHASER").

WHEREAS:

(A) Each of Beijing Mobile BVI, Shanghai Mobile BVI, Tianjin Mobile BVI, Hebei Mobile BVI, Liaoning Mobile BVI, Shandong Mobile BVI and Guangxi Mobile BVI (each, as defined below and, together, the "TARGET BVI COMPANIES") is a private company limited by shares incorporated on 1 September 2000 in the British Virgin Islands. Beijing Mobile BVI, Shanghai Mobile BVI, Tianjin Mobile BVI, Hebei Mobile BVI, Liaoning Mobile BVI, Shandong Mobile BVI and Guangxi Mobile BVI are the sole beneficial owners of Beijing Mobile, Shanghai Mobile, Tianjin Mobile, Hebei Mobile, Liaoning Mobile, Shandong Mobile and Guangxi Mobile (each as defined below), respectively.

(B) The Vendor is the sole legal and beneficial owner of the entire issued share capital of each of the Target BVI Companies.

(C) CMCC has effected certain reorganisations in relation to the mobile communications assets and businesses in each of Beijing, Shanghai, Tianjin, Hebei, Liaoning, Shandong and Guangxi, and, prior to the signing of this Agreement, each of the Target Companies (as defined below) became a wholly-owned subsidiary of Beijing Mobile BVI, Shanghai Mobile BVI, Tianjin Mobile BVI, Hebei Mobile BVI, Liaoning Mobile BVI, Shandong Mobile BVI and Guangxi Mobile BVI, respectively, through a series of transfers pursuant to a Share Transfer Agreement dated 30 September 2000 (the "REORGANISATION").

(D) The Vendor has agreed to sell the entire issued share capital of each of the Target BVI Companies to the Purchaser for the consideration and upon the terms and conditions set out in this Agreement.

(E) The Vendor and CMCC have agreed to make certain representations, warranties and undertakings in relation to the Target Group Companies (as defined below).

IT IS AGREED as follows:


1      INTERPRETATION

       1.1 In this Agreement, the following expressions shall have the following meanings:

                "ACCOUNTS" means in relation to the Target Companies:

                (a) the combined audited balance sheets of the Target Companies as of the relevant Accounts Date in respect of that financial period; and

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                (b)      the combined  statements of income,  owner's equity and
                         cash flows of the Target Companies for the financial period ended on the relevant Accounts Date,

                together with any notes, reports or statements included in or annexed to them;

                "ACCOUNTS DATE" means, 31 December 1997, 1998 or 1999, or 30 June 2000, as the case may be;

                "APPRAISAL REPORT" means the appraisal report prepared by PRC appraisers in respect of the Target Companies;

                "BEIJING MOBILE" means . . . . . . . . . . . . (Beijing Mobile
                Communication Company Limited), a company established on 26 July 2000 under the laws of the PRC and wholly-owned by Beijing Mobile BVI;

                "BEIJING MOBILE BVI" means Beijing Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

                "BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in Hong Kong and the PRC for the transaction of normal banking business;

                "CHINA MOBILE (SHENZHEN)" means China Mobile (Shenzhen) Limited, a company established under the laws of the PRC and wholly-owned by the Purchaser;

                "CLAIM" means any claim for breach of a Warranty;

                "COMPANIES ORDINANCE" means the Companies Ordinance, Chapter 32 of the Laws of Hong Kong;

                "COMPLETION" means completion of the sale and purchase of the Target BVI Shares under this Agreement pursuant to clause 5;

                "CONDITIONS PRECEDENT" means the conditions specified in clause 3.1;

                "CONNECTED TRANSACTIONS" means those transactions effected pursuant to the operating agreements as listed in Appendix 1;

                "CONSIDERATION SHARES" has the meaning given to it in clause 2.2(c) and (if relevant) clause 2.3;

                "COSTS" means liabilities, losses, damages, costs (including legal costs) and expenses (including taxation), in each case of any nature whatsoever;

                "ENCUMBRANCE" means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation or third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind;

                "FINANCIAL STATEMENTS" means the combined audited balance sheets of the Target Companies as of 31 December 1997, 1998 and 1999 and 30 June 2000, and the related combined statements of income, owner's equity and cash flows for each of the years in the three-year period ended 31 December 1999 and the six months ended 30 June 2000, all of which are included in the Registration Statements;

                "GUANGXI MOBILE" means . . . . . . . . . . . . (Guangxi Mobile
                Communication Company Limited), a company established on 3 August 2000 under the laws of the PRC and wholly-owned by Guangxi Mobile BVI;

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                "GUANGXI MOBILE BVI" means Guangxi Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

                "HEBEI MOBILE" means . . . . . . . . . . . . (Hebei Mobile
                Communication Company Limited), a company established on 31 July 2000 under the laws of the PRC and wholly-owned by Hebei Mobile BVI;

                "HEBEI MOBILE BVI" means Hebei Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

                "HOLDING COMPANY" shall be construed in accordance with section 2 of the Companies Ordinance;

                "HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

                "HK$" or "HK DOLLARS" means Hong Kong dollars, the lawful currency of Hong Kong;

                "INDEBTEDNESS" means any indebtedness in respect of all obligations to repay borrowed money, all indebtedness evidenced by notes, bonds, loan stock, debentures or similar obligations, acceptances or documentary credit facilities, all rental obligations under finance leases, and hire purchase contracts, any other transaction having the commercial effect of a borrowing or raising of money, the net amount of any liability under any swap, hedging or other similar treasury instrument, and all guarantees, sureties, indemnities, counter-indemnities or letters of comfort of obligations of others of the foregoing types;

                "INDEPENDENT SHAREHOLDERS" means the holders of shares in the Purchaser other than the Vendor and its Associates (as defined in the Listing Rules);

                "INTELLECTUAL PROPERTY RIGHTS" means patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software), rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

                "INTRA-GROUP GUARANTEES" means all guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever (a) given to any third party by any Target Group Company in respect of a liability of any Vendor Group Company, and/or (as the context may require) (b) given to any third party by any Vendor Group Company in respect of a liability of any Target Group Company;

                "INTRA-GROUP LOANS" means all debts outstanding between any Target Group Company and any Vendor Group Company;

                "LAST ACCOUNTS" means the Accounts of the Target Companies in respect of the financial period ended on the Last Accounts Date;

                "LAST ACCOUNTS DATE" means 30 June 2000;

                "LEASED PROPERTIES" means the properties stated in the Property Legal Opinions that are leased by the Target Companies;

                "LIAONING MOBILE" means . . . . . . . . . . . . (Liaoning Mobile
                Communication Company Limited), a company established on 7 August 2000 under the laws of the PRC and wholly-owned by Liaoning Mobile BVI;

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                "LIAONING MOBILE BVI" means Liaoning Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

                "LISTING RULES" means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

                "MILLENNIUM COMPLIANT" or "MILLENNIUM COMPLIANCE" means the ability of a computer system and any related hardware and software to provide all the following functions:

                (a) handle date information before, during and after 1 January 2000 including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;

                (b) function accurately and without interruption before, during and after 1 January 2000, without any change in operations associated with the advent of the year 2000 and the new century;

                (c) respond to two-digit year input and process two-digit year date information in ways that resolve the ambiguity as to century in a disclosed, defined and predetermined manner; and

                (d) store and provide output of date information in ways that are similarly unambiguous as to century,

                "OFFERINGS" means the proposed offerings of equity and convertible debt securities by the Purchaser to raise funds for the Purchaser to finance part of the purchase price under clause 2.2(a), in each case pursuant to the relevant Underwriting Agreements;

                "OFFERING PRICE" means the price per Share to be paid by the proposed investors for the subscription of the new Shares which are the subject of the proposed offering of equity securities under the Offerings;

                "PRC" means the People's Republic of China;

                "PRC APPROVALS" means the approvals, consents and authorisations from all relevant regulatory authorities in the PRC including, but not limited to the State Council, the State Development and Planning Commission, the Ministry of Information Industry, the Ministry of Foreign Trade and Economic Cooperation, the Ministry of Finance, the Ministry of State Land Resources and the China Securities Regulatory Commission, which are necessary to effect the transactions contemplated by the Restructuring Agreements, this Agreement and the Underwriting Agreements;

                "PROPERTIES" means the properties and land use rights stated in the Property Legal Opinions whether owned or occupied by the Target Companies;

                "PROPERTY LEGAL OPINIONS" means the legal opinions to be issued by Commerce & Finance Law Offices, PRC counsel for the purposes of the acquisition contemplated hereunder in relation to the properties or land use rights owned, occupied or used by the Target Companies;

                "REGISTRATION STATEMENTS" means the Purchaser's Registration Statements on Form F-3 and such other registration statements (if any) filed by the Purchaser with


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                any regulatory authorities relating to the new Shares and/or the convertible debt securities to be issued by the Purchaser pursuant to the Offerings;

                "RESTRUCTURING AGREEMENTS" means the agreements listed in Appendix 2 pursuant to which CMCC transferred its business, assets and liabilities related to mobile communication services in Beijing, Shanghai, Tianjin, Hebei, Liaoning, Shandong and Guangxi to the respective Target Companies;

                "RMB" means Renminbi, the lawful currency of the PRC;

                "SCHEDULES" means Schedules 1 and 2 to this Agreement and Schedule shall be construed accordingly;

                "SHANDONG MOBILE" means . . . . . . . . . . . . (Shandong Mobile
                Communication Company Limited), a company established on 7 August 2000 under the laws of the PRC and wholly-owned by Shandong Mobile BVI;

                "SHANDONG MOBILE BVI" means Shandong Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

                "SHANGHAI MOBILE" means . . . . . . . . . . . . (Shanghai Mobile
                Communication Company Limited), a company established on 4 August 2000 under the laws of the PRC and wholly-owned by Shanghai Mobile BVI;

                "SHANGHAI MOBILE BVI" means Shanghai Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

                "SHARES" means ordinary shares of par value HK$0.10 each in the share capital of the Purchaser;

                "SHARE TRANSFER AGREEMENT" means the share transfer agreement referred to in paragraph 29 of Appendix 2;

                "SUBSIDIARY" and "SUBSIDIARIES" shall be construed in accordance with section 2 of the Companies Ordinance;

                "TARGET BVI COMPANIES" means Beijing Mobile BVI, Shanghai Mobile BVI, Tianjin Mobile BVI, Hebei Mobile BVI, Liaoning Mobile BVI, Shandong Mobile BVI and Guangxi Mobile BVI, details of each of which are set out in Part A of Schedule 1;

                "TARGET BVI SHARES" means all the issued shares in the capital of each of the Target BVI Companies;

                "TARGET COMPANIES" means Beijing Mobile, Shanghai Mobile, Tianjin Mobile, Hebei Mobile, Liaoning Mobile, Shandong Mobile and Guangxi Mobile, details of each of which are set out in Part B of Schedule 1, and shall, in each case, include any predecessor entity or person carrying on the business of such Target Company, whether before or after the Reorganisation;

                "TARGET GROUP COMPANY" means any of the Target BVI Companies or any of the Target Companies;

                "TAX INDEMNITY" means the Tax Indemnity to be entered into by the Vendor and CMCC in favour of the Purchaser on Completion, in the agreed form set out in Appendix 3;

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                "TAX WARRANTIES" means the warranties set out in paragraphs 1.1 to 1.9 in Part B of Schedule 2;

                "TIANJIN MOBILE" means . . . . . . . . . . . . (Tianjin Mobile
                Communication Company Limited), a company established on 24 July 2000 under the laws of the PRC and wholly-owned by Tianjin Mobile BVI;

                "TIANJIN MOBILE BVI" means Tianjin Mobile (BVI) Limited, a company incorporated in the British Virgin Islands;

                "UNDERWRITING AGREEMENTS" means (a) the underwriting agreements relating to the proposed offering of equity securities by the Purchaser, and (b) the underwriting agreement relating to the proposed offering of convertible debt securities by the Purchaser, in each case to be entered into between the Purchaser and the several underwriters named therein of the relevant Offerings;

                "US$" or "US DOLLARS" means United States dollars, the lawful currency of the United States of America;

                 "VENDOR GROUP COMPANY" means the Vendor, CMCC, any holding company from time to time of the Vendor (including CMCC) and any subsidiary from time to time of the Vendor or any of its holding company (but excluding the Purchaser, any of the Purchaser's subsidiaries, the Target BVI Companies and the Target Companies);

                "WARRANTIES" means the representations and warranties set out in
                Schedule 2;

                "WFOE" means a wholly foreign owned enterprise established under the laws of the PRC.

       1.2      In this Agreement, unless the context otherwise requires:

                (a) references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

                (b) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

                (c)      references to one gender include all genders;

                (d) any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted;

                (e) any statement qualified by the expression to the best knowledge of the Vendor and CMCC or so far as the Vendor and CMCC are aware or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry and shall be deemed also to include the best of the knowledge of each Vendor Group Company;

                (f) any reference to a document in the agreed form is to the form of the relevant document agreed between the parties and for the purpose of identification initialled by each of them or on their behalf (in each case with such amendments as may be agreed by or on behalf of the Vendor and the Purchaser);

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                (g)      references to any Hong Kong legal term for any action,
                         remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than Hong Kong, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the Hong Kong legal term.

       1.3 The Schedules and Appendices comprise schedules and appendices to this Agreement and form part of this Agreement.


2      SALE OF THE TARGET BVI SHARES AND PRICE

       2.1 The Vendor agrees to sell as legal and beneficial owner, and the Purchaser agrees to purchase, the Target BVI Shares. The Target BVI Shares shall be sold free from all Encumbrances, together with all rights attaching to them.

       2.2 The total price payable on Completion by the Purchaser to the Vendor for the Target BVI Shares shall be HK$256,021 million (the "TOTAL PRICE"), comprising:

                (a) HK$67,519 million (or such equivalent amount in US Dollars) payable in cash;

                (b) HK$11,772 million (or such equivalent amount in RMB or US Dollars), payable in cash;

                (c) HK$176,730 million to be satisfied by the allotment by the Purchaser to the Vendor of the number of Shares, credited as fully paid, calculated by dividing HK$176,730 million by the Offering Price (the "CONSIDERATION SHARES").

       2.3 The Purchaser may elect to increase the number of Consideration Shares provided that the Vendor's shareholding in the Purchaser following Completion and the issue of the Consideration Shares referred to in clause 2.2(c) and (if relevant) this clause 2.3 and completion of the Offerings in relation to the proposed offerings of equity securities shall not exceed 76.5%. If the number of Consideration Shares to be allotted by the Purchaser is so increased, the cash portion of the Total Price as referred to in clauses 2.2(a) and/or 2.2(b) will be reduced by an aggregate amount calculated by multiplying the Offering Price by such additional number of Consideration Shares. Subject to the foregoing, the Purchaser may, in its absolute discretion, determine the amount of reduction applicable to each of the cash portion of the Total Price referred to in clauses 2.2(a) and 2.2(b).


3      CONDITIONS PRECEDENT

       3.1 Completion of the sale and purchase of the Target BVI Shares shall be conditional upon the fulfilment of the following conditions:

                (a) the passing of resolutions by the Independent Shareholders approving the transactions contemplated by this Agreement and the issue of the Consideration Shares to the Vendor upon Completion, and the Connected Transactions;

                (b) the passing of resolutions by the shareholders of the Purchaser approving the increase in the authorised share capital of the Purchaser;

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                (c)      the Purchaser having received adequate funding or
                         financing to satisfy the cash portion of the Total Price as referred to in clauses 2.2(a) and 2.2(b) but subject to clause 2.3;

                (d) the granting by the Listing Committee of The Stock Exchange of Hong Kong Limited of listing of, and permission to deal in, the Consideration Shares to be issued by the Purchaser upon Completion;

                (e) there having been no material adverse change to the financial conditions, business operations or prospects of any of the Target Group Companies; and

                (f)      the receipt by the Purchaser of the PRC Approvals.

       3.2 Each of the Vendor and CMCC undertakes to use all reasonable endeavours to ensure that the Conditions Precedent set out in clauses 3.1(e) and (f) are fulfilled to the satisfaction of the Purchaser as soon as reasonably practicable and in any event by 31 December 2000.

       3.3 The Purchaser undertakes to use all reasonable endeavours to ensure that the Conditions Precedent set out in clauses 3.1(a), 3.1(b), 3.1(c) and 3.1(d) are fulfilled to the satisfaction of the Vendor as soon as reasonably practicable and in any event by 31 December 2000.

       3.4 The Purchaser shall be entitled in its absolute discretion, by written notice to the Vendor, to waive any or all of the Conditions Precedent set out in clauses 3.1(c) and 3.1(e) either in whole or in part.

       3.5 If any of the Conditions Precedent has not been fulfilled (or waived) on or before the date specified in clauses 3.2 and 3.3 or such other date as the parties to this Agreement may agree in writing, this Agreement (other than clauses 14, 16 and 22) shall automatically terminate and no party shall have any claim of any nature whatsoever against the other parties under this Agreement (save in respect of its accrued rights arising from any prior breach of this Agreement).


4      PRE-COMPLETION UNDERTAKINGS

       4.1 Pending Completion, each of the Vendor and CMCC shall ensure that:

                (a) each Target Group Company shall carry on its business in the ordinary and usual course and shall not make (or agree to make) any payment other than routine payments in the ordinary and usual course of trading;

                (b) each Target Group Company shall take all reasonable steps to preserve and protect its assets;

                (c) the Purchaser's representatives shall be allowed, upon reasonable notice and during normal business hours, access to the books and records of each Target Group Company (including, without limitation, all statutory books, minute books, leases, contracts, supplier lists and customer lists) together with the right to take copies;

                (d) no Target Group Company shall do, allow or procure any act or omission which would constitute or give rise to a breach of any Warranty if the


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                         Warranties were to be repeated on or at any time before
                         Completion by reference to the facts and circumstances then existing;

                (e) prompt disclosure is made to the Purchaser of all relevant information which comes to the notice of the Vendor or CMCC in relation to any fact or matter (whether existing on or before the date of this Agreement or arising afterwards) which may constitute a breach of any Warranty if the Warranties were to be repeated on or at any time before Completion by reference to the facts and circumstances then existing;

                (f) no dividend or other distribution shall be declared, paid or made by any Target Group Company;

                (g) no share or loan capital shall be allotted or issued or agreed to be allotted or issued by any Target Group Company;

                (h) all transactions between each Target Group Company and each Vendor Group Company shall be on arm's length commercial terms and in their respective ordinary and usual course of business;

                (i) otherwise than in the ordinary course of business, the amount of any Indebtedness owed by each Target Group Company or existing as at the date of this Agreement shall not be increased or extended and no new Indebtedness shall be entered into or assumed by any such company; and

                (j) no action is taken by any Target Group Company or any Vendor Group Company which is inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement.

       4.2 Pending Completion, each of the Vendor and CMCC shall ensure that the Target Group Companies consult fully with the Purchaser in relation to any matters which may have a material effect upon the Target Group Companies. Without the prior written consent of the Purchaser, the Target Group Companies shall not, and each of the Vendor and CMCC shall ensure that the Target Group Companies do not:

                (a) enter into any contract or commitment (or make a bid or offer which may lead to a contract or commitment) having a material value or involving material expenditure or which is of a long term or unusual nature or which could involve an obligation of a material nature or which may result in any material change in the nature or scope of the operations of such Target Group Company;

                (b) agree to any variation or termination of any existing contract to which that Target Group Company is a party and which may have a material effect upon the nature or scope of the operations of such Target Group Company;

                (c) (whether in the ordinary and usual course of business or otherwise) acquire or dispose of, or agree to acquire or dispose of, any material business or any material asset; or

                (d) enter into any agreement, contract, arrangement or transaction (whether or not legally binding) other than in the ordinary and usual course of business.

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5      COMPLETION

       5.1 The sale and purchase of the Target BVI Shares shall be completed at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong (or such other place as the Vendor, the Purchaser and CMCC may agree upon) on:

                (a)      the date of completion of the Offerings,

                (b) the Business Day following the passing of the resolutions referred to in clause 3.1(a), or

                (c) such other date as may be agreed between the Vendor and the Purchaser,

                whichever is later, following notification by the Purchaser to the Vendor of the fulfilment to the satisfaction of the Purchaser (or waiver) of all the Conditions Precedent.

       5.2 On Completion, the Vendor shall deliver (or cause to be delivered) to the Purchaser:

                (a) duly executed transfers into the name of the Purchaser or its nominee in respect of all of the Target BVI Shares, together with the related share certificates evidencing the title and ownership of such shares;

                (b) the certificates of incorporation, common seal, share register, share certificate book (with any unissued share certificates), business licence, the documents evidencing the PRC Approvals (as the case may be) and all minute books and other statutory books (which shall be written-up to but not including Completion) of each Target Group Company;

                (c) all such other documents (including any necessary waivers of pre-emption rights or other consents) as may be required to enable the Purchaser and/or its nominee to be registered as the holder(s) of the Target BVI Shares;

                (d) a counterpart of the Tax Indemnity duly executed by the Vendor;

                (e) a copy of a resolution of the board of directors (certified by a duly appointed officer as true and correct) of the Vendor, authorising the execution of and the performance by the Vendor of its obligations under this Agreement and each of the other documents to be executed by the Vendor;

                (f) a certified copy of the Share Transfer Agreement pursuant to which the equity interest of each of the Target Companies is transferred from CMCC to each of the Target BVI Companies, respectively, through a series of transfers, duly executed by each of the parties thereto; and

                (g) a legal opinion from Commerce & Finance Law Offices, PRC counsel, in form and substance acceptable to the Purchaser.

       5.3 On Completion, CMCC shall deliver (or cause to be delivered) to the Purchaser:

                (a) a counterpart of the Tax Indemnity duly executed by CMCC; and

                (b) all such other documents (including any necessary waivers of pre-emption rights or other consents) as may be required to enable the Purchaser and/or its nominee to be registered as the holder(s) of the Target BVI Shares.

       5.4 On Completion, the Vendor shall procure that resolutions of the board of directors of each Target BVI Company are passed to approve the registration of the transfers in respect of the Target BVI Shares referred to in clause 5.2.

       5.5 Against compliance by the Vendor and CMCC of their respective obligations under Clauses 5.2, 5.3 and 5.4, the Purchaser shall:

                (a) (subject to clause 2.3) in satisfaction of its obligations under clause 2.2(a), cause the price set out in clause 2.2(a) to be paid on Completion or such later date as may be agreed between the Vendor and the Purchaser by electronic funds transfer (or such other modes of payment as may be agreed between the Vendor and the Purchaser) to the bank account of the Vendor or such other party as the Vendor may direct, details of which shall be notified in writing to the Purchaser at least two Business Days prior to Completion;

                (b) (subject to clause 2.3) in satisfaction of the obligations under clause 2.2(b), procure China Mobile (Shenzhen) to pay the price set out in clause 2.2(b) on Completion or such later date as may be agreed between the Vendor and the Purchaser by electronic funds transfer (or such other modes of payment as may be agreed between the Vendor and the Purchaser) to the bank account of the Vendor or such other party as the Vendor may direct, details of which shall be notified in writing to the Purchaser at least two Business Days prior to Completion;

                (c) (subject to clause 2.3) in satisfaction of its obligations under clause 2.2(c), cause the Consideration Shares to be allotted to the Vendor credited as fully paid, the Vendor's name to be entered in the register of members and a certificate in respect of the Consideration Shares to be delivered to the Vendor; and

                (d) deliver to the Vendor a copy of the board minutes (certified by a duly appointed officer as true and correct) of the Purchaser authorising the execution and performance by the Purchaser of its obligations under this Agreement.

       5.6 The procurement by the Purchaser of payment by China Mobile (Shenzhen) in accordance with clause 5.5(b) shall constitute a good discharge for the Purchaser of its obligations under clause 2.2(b) and the Purchaser shall not be concerned to see that the funds are applied in payment to the Vendor.

       5.7 If the Vendor or CMCC fails or is unable to perform any material obligations (including the transfer of all Target BVI Shares to the Purchaser or its nominees simultaneously upon Completion) required to be performed by the Vendor or CMCC (as the case may be) pursuant to clause 3.2, clause 5.2 and clause 5.3, respectively, by the last date on which Completion is required to occur, the Purchaser shall not be obliged to complete the sale and purchase of the Target BVI Shares and may, in its absolute discretion, by written notice to the Vendor and CMCC:

                (a) rescind this Agreement without liability on the part of the Purchaser; or

                (b) elect to complete this Agreement on that date, to the extent that the Vendor and CMCC are ready, able and willing to do so, and specify a later date on which the Vendor and CMCC shall be obliged to complete the outstanding obligations of the Vendor and CMCC; or

                (c) elect to defer the completion of this Agreement by not more than 90 days to such other date as it may specify in such notice, in which event the provisions of this clause 5.7 shall apply, mutatis mutandis, if the Vendor and/or CMCC fails or is unable to perform any such obligations on such other date, provided that clause 5.7(b) will not apply where the Vendor is unable or fails to effect transfer of all Target BVI Shares to the Purchaser or its nominee simultaneously upon Completion.

       5.8 Each of the Vendor and CMCC jointly and severally undertakes that it shall pay in cash to the Purchaser by way of indemnity all Costs which the Purchaser may suffer or incur if the Vendor or CMCC breaches any of its obligations under this Agreement (including to effect the transfer of all Target BVI Shares to the Purchaser or its nominee simultaneously upon Completion) and all Costs which the Purchaser has incurred in relation to the preparation and execution of this Agreement.


6      POST-COMPLETION UNDERTAKINGS

       6.1 Within 60 Business Days following Completion or such other date to be agreed upon between the Vendor, the Purchaser and CMCC, each of the Vendor and CMCC undertakes to the Purchaser to use all reasonable endeavours to obtain the release of each Target Group Company from any Intra-Group Guarantees to which it is a party and, pending such release, to indemnify the relevant Target Group Company against all amounts paid by it to any third party pursuant to any such Intra-Group Guarantee in respect of any liability of any Vendor Group Company (and all Costs incurred in connection with such liability) included in the Last Accounts or arising after the Last Accounts Date.

       6.2 Within 60 Business Days following Completion or such other date to be agreed upon between the Vendor, the Purchaser and CMCC, the Purchaser undertakes to the Vendor to use all reasonable endeavours to obtain the release of each Vendor Group Company from any Intra-Group Guarantees to which it is a party and, pending such release, to indemnify the relevant Vendor Group Company against all amounts paid by it to any third party pursuant to any Intra-Group Guarantees in respect of any liability of any Target Group Company (and all Costs incurred in connection with such liability) included in the Last Accounts or arising after the Last Accounts Date.

       6.3 If in the Purchaser's opinion the System (as defined in paragraph 7.1 of Part A, Schedule 2) is not Millennium Compliant then, without prejudice to any other right or remedy the Purchaser may have, upon written request from the Purchaser, the Vendor and CMCC shall at no charge to the Purchaser use their best endeavours to amend the System as quickly as possible to make it Millennium Compliant. The Vendor and CMCC shall supply an action plan in this regard to the Purchaser as soon as practicable and in any event no later than 30 days of the Purchaser's written request.

       6.4 The Vendor and CMCC shall jointly and severally indemnify the Purchaser against any or all Costs arising out of or in connection with any failure to meet any of the provisions of clause 6.3 and any of the warranties set out in paragraphs 7.1 and 7.2 of Part A, Schedule 2.

       6.5 Regardless of the terms of clause 8.1, the Vendor and CMCC shall be liable to the Purchaser for the full amount of all Costs, including indirect or consequential Costs, arising from any breach of clause 6.3 and any of the warranties set out in paragraphs 7.1 and 7.2 of Part A, Schedule 2.

       6.6 The provisions of clause 6.3 and the warranties set out in paragraphs 7.1 and 7.2 of Part A, Schedule 2 shall survive any other expiration of warranty period or the termination of this Agreement.


7      WARRANTIES

       7.1 Each of the Vendor and CMCC jointly and severally represents, warrants and undertakes to the Purchaser in the terms of the Warranties (save that the Warranties set out in paragraphs 2.5 to 2.10 of Part A, Schedule 2 are given by each of the Vendor and CMCC in respect of itself only) and that such Warranties are true and accurate. Each of the Vendor and CMCC acknowledges that the Purchaser has entered into this Agreement in reliance upon the Warranties.

       7.2 Each of the Vendor and CMCC jointly and severally undertakes (without limiting any other rights of the Purchaser in any way including its rights to damages in respect of a claim for breach of any Warranty on any other basis) that it shall pay in cash to the Purchaser (or, if so directed by the Purchaser, to the Target Group Company in question) (each an "INDEMNIFIED PERSON") by way of indemnity on demand:

                (a) in the case of a breach of any of the Warranties, a sum equal to the aggregate of (a) the amount which, if received by the Indemnified Person, would be necessary to put that Indemnified Person into the financial position which would have existed had there been no breach of the Warranty in question; and (b) all Costs suffered or incurred by the Indemnified Person, directly or indirectly, as a result of or in connection with such breach of Warranty; and

                (b) in the case of a breach by the Purchaser of its representations or warranties set out in the Underwriting Agreements and which relates to any of the Target Group Companies, for any and all losses, claims, damages, actions, liabilities, demands, proceedings or judgments (in each case whether or not successful, compromised or settled and whether joint or several) to which any Indemnified Person may be subject and against all losses, claims, damages, actions, liabilities, demands, costs, charges, or expenses (including legal fees) ("LOSSES") which the Indemnified Person may suffer or incur (including, but not limited to, all such Losses, suffered or incurred in disputing any claim, action, liability, demand, proceeding or judgment aforesaid and/or in establishing its right to be indemnified pursuant to this clause, and/or in seeking advice as to any claim, action, liability, demand, proceeding or judgment aforesaid or in any way related to or in connection with this indemnity).

       7.3 Each of the Vendor and CMCC agrees to waive the benefit of all rights (if any) which the Vendor or CMCC may have against any Target Group Company, or any present or former officer or employee of any such company, on whom the Vendor or CMCC may have relied in agreeing to any term of this Agreement and each of the Vendor and CMCC undertakes not to make any claim in respect of such reliance.

       7.4 Each of the Warranties shall be construed as a separate Warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

       7.5 The Warranties shall be deemed to be repeated on Completion with reference to the facts and circumstances then existing.

       7.6 Each of the Vendor and CMCC undertakes to notify the Purchaser in writing promptly if it becomes aware of any circumstance arising after the date of this Agreement which would cause any Warranty (if the Warranties were repeated with reference to the facts and circumstances then existing) to become untrue or inaccurate or misleading in any respect which is material to the financial or trading position of any of the Target Group Companies.


8      LIMITATIONS ON CLAIMS

       8.1 Subject to clauses 6.5 and 8.2, the aggregate amount of the liability of each of the Vendor and CMCC for all Claims shall not exceed the Total Price (as defined in clause 2.2).

       8.2 The limitation contained in clause 8.1 shall not apply to any breach of any Warranty which (or the delay in discovery of which) is the consequence of dishonest, deliberate or reckless mis-statement, concealment or other conduct by any Vendor Group Company or any officer or employee, or former officer or employee, of any Vendor Group Company.


9      PURCHASER'S RIGHTS TO RESCISSION

       The Purchaser may by written notice given to the Vendor and CMCC at any time prior to Completion rescind this Agreement without liability on the part of the Purchaser if any of the Underwriting Agreements is terminated or rescinded or otherwise does not become unconditional in all respects or if any fact, matter or event (whether existing or occurring on or before the date of this Agreement or arising or occurring afterwards) comes to the notice of the Purchaser at any time prior to Completion which:

       (a) constitutes a breach by the Vendor or CMCC of this Agreement (including, without limitation, any breach of the pre-Completion undertakings in clause 4); or

       (b) would constitute a breach of any Warranty if the Warranties were repeated on or at any time before Completion by reference to the facts and circumstances then existing; or

       (c) affects or is likely to affect in a materially adverse manner the business, financial position or prospects of the Target Group Companies taken as a whole.

10     WITHHOLDING TAX AND GROSSING UP

       10.1 Each of the Vendor and CMCC shall pay all sums payable by it under this Agreement free and clear of all deductions or withholdings unless the law requires a deduction or withholding. If a deduction or withholding is so required the Vendor or CMCC shall pay such additional amount as will ensure that the net amount the payee receives equals the full amount which it would have received had the deduction or withholding not been required.

       10.2 If any tax authority charges taxation on any sum paid by the Vendor or CMCC under or pursuant to this Agreement, then the Vendor or CMCC shall pay such additional amount as will ensure that the total amount paid, less the tax chargeable on such amount, is equal to the amount that would otherwise be payable under this Agreement.


11     ENTIRE AGREEMENT

       This Agreement and the Tax Indemnity constitute the entire agreement and understanding between the parties in connection with the sale and purchase of the Target BVI Shares. This Agreement and the Tax Indemnity supersede all prior agreements or understandings in connection with the subject matter hereof which shall cease to have any further force or effect. No party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement and the Tax Indemnity.


12     VARIATION

       12.1 No variation of this Agreement (or of any of the legally binding agreements referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the parties to it. The expression "VARIATION" shall include any variation, supplement, deletion or replacement however effected.

       12.2 Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.


13     ASSIGNMENT

       No party shall be entitled to assign the benefit of any provision of this Agreement without the prior written approval of the other parties.


14     ANNOUNCEMENTS

       14.1 Except as required by law or by any stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the party making the announcement or disclosure is subject, whether or not having the force of law, no announcement or circular or disclosure in connection with the existence or subject matter of this Agreement shall be made or issued by or on behalf of any of the Vendor Group Companies or the Target Group Companies or any of them without the prior written approval of the Purchaser (such approval not to be unreasonably withheld or delayed), or by or on behalf of the Purchaser without the prior written approval of the Vendor and CMCC (such approval not to be unreasonably withheld or delayed).

       14.2 Where any announcement or disclosure is made in reliance on the exception in clause 14.1, the party making the announcement or disclosure will so far as practicable consult with the other parties in advance as to the form, content and timing of the announcement or disclosure.


15     COSTS

       Each of the parties shall bear its own Costs incurred in connection with the negotiation, preparation and completion of this Agreement and the Tax Indemnity.


16     CONFIDENTIALITY

       Each of the Vendor and CMCC undertakes with the Purchaser that it shall keep confidential (and to ensure that its directors, officers, employees, agents and professional and other advisers keep confidential) any information in its possession (whether before or after the date of this Agreement):

       (a) in relation to the subscribers, business, assets or affairs of the Target Group Companies (including any data held by the Target Group Companies); or

       (b) which relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement),

       provided that the undertakings contained in this clause 16 shall not apply to any information which is in or has entered the public domain (which shall include any public filing or disclosure requirements of the United States Securities and Exchange Commission or under applicable laws) otherwise than as a result of publication or disclosure by the Vendor or CMCC or their respective directors, officers, employees, agents and professional and other advisers without the prior written consent of the Purchaser.

       Each of the Vendor and CMCC shall not use for its own business purposes or disclose to any third party any such information (collectively, "CONFIDENTIAL INFORMATION") without the consent of the Purchaser.


17     SEVERABILITY

       If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.


18     COUNTERPARTS

       This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

19     WAIVER

       19.1 No failure or delay by any parties hereto in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

       19.2 The rights and remedies of the parties hereto under or pursuant to this Agreement are cumulative, may be exercised as often as such party considers appropriate and are in addition to its rights and remedies under general law.


20     FURTHER ASSURANCE

       Each of the Vendor and CMCC agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the Purchaser may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transaction contemplated by it and for the purpose of vesting in the Purchaser the full benefit of the assets, rights and benefits to be transferred to the Purchaser under this Agreement.


21     NOTICES

       21.1 Any notice or other communication to be given by one party to any other party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 21.2, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in clause 21.2 and in each case marked for the attention of the relevant party set out in clause 21.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 21). Any notice so served by hand, fax or post shall be deemed to have been duly given:

                (a)      in the case of delivery by hand, when delivered;

                (b)      in the case of fax, upon confirmation of transmission;

                (c) in the case of prepaid recorded delivery or registered post, at 10:00 a.m. on the fifth Business Day following the date of posting,

                provided that in each case where delivery by hand or by fax occurs after 6:00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9:00 a.m. on the next following Business Day.

                References to time in this clause are to local time in the country of the addressee.

       21.2 The addresses and fax numbers of the parties for the purpose of clause 21.1 are as follows:

                THE VENDOR:

                Address:                  60th Floor
                                          The Center

                                          99 Queen's Road Central
                                          Hong Kong
               Fax:                       (852) 2511 9092
               For the attention of:      The Directors


               CMCC:
               Address:                   53A Xibianmennei Dajie
                                          Xuanwuqu
                                          Beijing
                                          PRC
               Fax:                       (8610) 6360 4943
               For the attention of:      The Authorised Representative


               THE PURCHASER:
               Address:                   60th Floor
                                          The Center
                                          99 Queen's Road Central
                                          Hong Kong
               Fax:                       (852) 2511 9092
               For the attention of:      Legal Counsel


       21.3 A party may notify any other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 21, provided that, such notice shall only be effective on:

                (a) the date specified in the notice as the date on which the change is to take place; or

                (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

       21.4 All notices under or in connection with this Agreement shall be in the English language.


22     GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

       22.1 This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, the laws of Hong Kong.

       22.2 Any dispute arising out of or in connection with this Agreement shall be resolved by arbitration in Hong Kong International Arbitration Centre by a single arbitrator in accordance with the UNCITRAL Arbitration Rules in force from time to time. The parties agree that the arbitral award will be final and binding.

AS WITNESS this Agreement has been signed on behalf of the parties the day and year first before written.

                                   SCHEDULE 1
                                     PART A
                       DETAILS OF THE TARGET BVI COMPANIES



(1)    BEIJING MOBILE BVI

1      NAME:                                      Beijing Mobile (BVI) Limited

2      DATE OF INCORPORATION:                     1 September 2000

3      PLACE OF INCORPORATION:                    British Virgin Islands

4      CLASS OF COMPANY:                          International Business Company

5      REGISTERED NUMBER:                         404705

6      REGISTERED OFFICE:                         P.O. Box 957
                                                  Offshore Incorporations Centre
                                                  Road Town, Tortola
                                                  British Virgin Islands

7      DIRECTORS:                                 Wang Xiaochu
                                                  Li Zhenqun
                                                  Ding Donghua

8      REGISTERED SHAREHOLDER:                    China Mobile Hong Kong (BVI) Limited

9      AUTHORISED CAPITAL:                        HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10     ISSUED CAPITAL:                            One share of HK$1.00 each

11     PRINCIPAL OPERATING SUBSIDIARY:            . . . . . . . . . . . . (Beijing Mobile Communication Company Limited)

12     MORTGAGES AND CHARGES:                     None

(2)    SHANGHAI MOBILE BVI

1      NAME:                                     Shanghai Mobile (BVI) Limited

2      DATE OF INCORPORATION:                    1 September 2000

3      PLACE OF INCORPORATION:                   British Virgin Islands

4      CLASS OF COMPANY:                         International Business Company

5      REGISTERED NUMBER:                        404703

6      REGISTERED OFFICE:                        P.O. Box 957
                                                 Offshore Incorporations Centre
                                                 Road Town, Tortola
                                                 British Virgin Islands

7      DIRECTORS:                                Wang Xiaochu
                                                 Li Zhenqun
                                                 Ding Donghua

8      REGISTERED SHAREHOLDERS:                  China Mobile Hong Kong (BVI) Limited

9      AUTHORISED CAPITAL:                       HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10     ISSUED CAPITAL:                           One share of HK$1.00 each

11     PRINCIPAL OPERATING SUBSIDIARY:           . . . . . . . . . . . . (Shanghai Mobile Communication Company Limited)

12     MORTGAGES AND CHARGES:                    None

(3)    TIANJIN MOBILE BVI

1      NAME:                                      Tianjin Mobile (BVI) Limited

2      DATE OF INCORPORATION:                     1 September 2000

3      PLACE OF INCORPORATION:                    British Virgin Islands

4      CLASS OF COMPANY:                          International Business Company

5      REGISTERED NUMBER:                         404702

6      REGISTERED OFFICE:                         P.O. Box 957
                                                  Offshore Incorporations Centre
                                                  Road Town, Tortola
                                                  British Virgin Islands

7      DIRECTORS:                                 Wang Xiaochu
                                                  Li Zhenqun
                                                  Ding Donghua

8      REGISTERED SHAREHOLDERS:                   China Mobile Hong Kong (BVI) Limited

9      AUTHORISED CAPITAL:                        HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10     ISSUED CAPITAL:                            One share of HK$1.00 each

11     PRINCIPAL OPERATING SUBSIDIARY:            . . . . . . . . . . . . (Tianjin Mobile Communication Company Limited)

12     MORTGAGES AND CHARGES:                     None

(4)    HEBEI MOBILE BVI

1      NAME:                                     Hebei Mobile (BVI) Limited

2      DATE OF INCORPORATION:                    1 September 2000

3      PLACE OF INCORPORATION:                   British Virgin Islands

4      CLASS OF COMPANY:                         International Business Company

5      REGISTERED NUMBER:                        404701

6      REGISTERED OFFICE:                        P.O. Box 957
                                                 Offshore Incorporations Centre
                                                 Road Town, Tortola
                                                 British Virgin Islands

7      DIRECTORS:                                Wang Xiaochu
                                                 Li Zhenqun
                                                 Ding Donghua

8      REGISTERED SHAREHOLDERS:                  China Mobile Hong Kong (BVI) Limited

9      AUTHORISED CAPITAL:                       HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10     ISSUED CAPITAL:                           One share of HK$1.00 each

11     PRINCIPAL OPERATING SUBSIDIARY:           . . . . . . . . . . . . (Hebei Mobile Communication Company Limited)

12     MORTGAGES AND CHARGES:                    None

(5)    LIAONING MOBILE BVI

1      NAME:                                     Liaoning Mobile (BVI) Limited

2      DATE OF INCORPORATION:                    1 September 2000

3      PLACE OF INCORPORATION:                   British Virgin Islands

4      CLASS OF COMPANY:                         International Business Company

5      REGISTERED NUMBER:                        404700

6      REGISTERED OFFICE:                        P.O. Box 957
                                                 Offshore Incorporations Centre
                                                 Road Town, Tortola
                                                 British Virgin Islands

7      DIRECTORS:                                Wang Xiaochu
                                                 Li Zhenqun
                                                 Ding Donghua

8      REGISTERED SHAREHOLDERS:                  China Mobile Hong Kong (BVI) Limited

9      AUTHORISED CAPITAL:                       HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10     ISSUED CAPITAL:                           One share of HK$1.00 each

11     PRINCIPAL OPERATING SUBSIDIARY:           . . . . . . . . . . . . (Liaoning Mobile Communication Company Limited)

12     MORTGAGES AND CHARGES:                    None

(6)    SHANDONG MOBILE BVI

1      NAME:                                     Shandong Mobile (BVI) Limited

2      DATE OF INCORPORATION:                    1 September 2000

3      PLACE OF INCORPORATION:                   British Virgin Islands

4      CLASS OF COMPANY:                         International Business Company

5      REGISTERED NUMBER:                        404510

6      REGISTERED OFFICE:                        P.O. Box 957
                                                 Offshore Incorporations Centre
                                                 Road Town, Tortola
                                                 British Virgin Islands

7      DIRECTORS:                                Wang Xiaochu
                                                 Li Zhenqun
                                                 Ding Donghua

8      REGISTERED SHAREHOLDERS:                  China Mobile Hong Kong (BVI) Limited

9      AUTHORISED CAPITAL:                       HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10     ISSUED CAPITAL:                           One share of HK$1.00 each

11     PRINCIPAL OPERATING SUBSIDIARY:           . . . . . . . . . . . . (Shandong Mobile Communication Company Limited)

12     MORTGAGES AND CHARGES:                    None

(7)    GUANGXI MOBILE BVI

1      NAME:                                     Guangxi Mobile (BVI) Limited

2      DATE OF INCORPORATION:                    1 September 2000

3      PLACE OF INCORPORATION:                   British Virgin Islands

4      CLASS OF COMPANY:                         International Business Company

5      REGISTERED NUMBER:                        404714

6      REGISTERED OFFICE:                        P.O. Box 957
                                                 Offshore Incorporations Centre
                                                 Road Town, Tortola
                                                 British Virgin Islands

7      DIRECTORS:                                Wang Xiaochu
                                                 Li Zhenqun
                                                 Ding Donghua

8      REGISTERED SHAREHOLDERS:                  China Mobile Hong Kong (BVI) Limited

9      AUTHORISED CAPITAL:                       HK$10,000.00 divided into 10,000 shares of HK$1.00 each

10     ISSUED CAPITAL:                           One share of HK$1.00 each

11     PRINCIPAL OPERATING SUBSIDIARY:           . . . . . . . . . . . . (Guangxi Mobile Communication Company Limited)

12     MORTGAGES AND CHARGES:                    None

                                     PART B
                         DETAILS OF THE TARGET COMPANIES

(1)    BEIJING MOBILE

1      NAME:                               Beijing Mobile Communication Company
                                           Limited

2      PLACE OF INCORPORATION:             Beijing Municipality, PRC

3      NATURE:                             Wholly foreign-owned enterprise (WFOE)

4      SCOPE OF BUSINESS:                  Operating the following businesses in
                                           Beijing: engaging in operation of
                                           mobile communication business
                                           (including voice, data and
                                           multimedia); providing IP phone and
                                           access to internet services; engaging
                                           in the design, investment and
                                           construction of mobile communication
                                           networks, IP phone and internet
                                           networks; engaging in installation,
                                           engineering and construction, and
                                           maintenance of facilities including
                                           mobile communication networks, IP
                                           phone and internet networks; engaging
                                           in system integration, settlement and
                                           clearing of roaming, technological
                                           development, technological service,
                                           advertising business and marketing
                                           equipment etc. in relation to mobile
                                           communication business and IP phone
                                           and internet services; engaging in
                                           sale or lease of mobile communication
                                           terminal equipment, IP phone
                                           equipment, internet network equipment
                                           and their accessories and spare parts
                                           and providing after-sale services.

5      REGISTERED OFFICE:                  No.58, Dongzhong Avenue, Dongcheng
                                           District, Beijing Municipality, PRC

6      REGISTERED CAPITAL:                 RMB6,124,696,100

7      TOTAL INVESTMENT:                   RMB9,244,034,800

8      EQUITY HOLDER:                      Beijing Mobile (BVl) Limited

9      TAX RESIDENCE:                      Beijing Municipality, PRC

10     SUBSIDIARIES:                       None

11     MORTGAGES AND CHARGES:              None

(2)    SHANGHAI MOBILE

1      NAME:                               Shanghai Mobile Communication Company
                                           Limited

2      PLACE OF INCORPORATION:             Shanghai Municipality, PRC

3      NATURE:                             Wholly foreign-owned enterprise (WFOE)

4      SCOPE OF BUSINESS:                  Operating the following businesses in
                                           Shanghai: engaging in operation of
                                           mobile communication business
                                           (including voice, data and
                                           multimedia); providing IP phone and
                                           access to internet services; engaging
                                           in the design, investment and
                                           construction of mobile communication
                                           networks, IP phone and internet
                                           networks; engaging in installation,
                                           engineering and construction, and
                                           maintenance of facilities including
                                           mobile communication networks, IP
                                           phone and internet networks; engaging
                                           in system integration, settlement and
                                           clearing of roaming, technological
                                           development, technological service,
                                           advertising business and marketing
                                           equipment etc. in relation to mobile
                                           communication business and IP phone
                                           and internet services; engaging in
                                           sale or lease of mobile communication
                                           terminal equipment, IP phone
                                           equipment, internet network equipment
                                           and their accessories and spare parts
                                           and providing after-sale services.

5      REGISTERED OFFICE:                  No.668, Beijing Dong Avenue, Shanghai,
                                           PRC

6      REGISTERED CAPITAL:                 RMB6,038,667,700

7      TOTAL INVESTMENT:                   RMB9,100,607,300

8      EQUITY HOLDER:                      Shanghai Mobile (BVl) Limited

9      TAX RESIDENCE:                      Shanghai Municipality, PRC

10     SUBSIDIARIES:                       None

11     MORTGAGES AND CHARGES:              None

(3)    TIANJIN MOBILE

1      NAME:                               Tianjin Mobile Communication Company Limited

2      PLACE OF INCORPORATION:             Tianjin Municipality, PRC

3      NATURE:                             Wholly foreign-owned enterprise (WFOE)

4      SCOPE OF BUSINESS:                  Operating the following businesses in
                                           Tianjin: engaging in operation of
                                           mobile communication business
                                           (including voice, data and
                                           multimedia); providing IP phone and
                                           access to internet services; engaging
                                           in the design, investment and
                                           construction of mobile communication
                                           networks, IP phone and internet
                                           networks; engaging in installation,
                                           engineering and construction, and
                                           maintenance of facilities including
                                           mobile communication networks, IP
                                           phone and internet networks; engaging
                                           in system integration, settlement and
                                           clearing of roaming, technological
                                           development, technological service,
                                           advertising business and marketing
                                           equipment etc. in relation to mobile
                                           communication business and IP phone
                                           and internet services; engaging in
                                           sale or lease of mobile communication
                                           terminal equipment, IP phone
                                           equipment, internet network equipment
                                           and their accessories and spare parts
                                           and providing after-sale services.

5      REGISTERED OFFICE:                  64 Zone M, Tianjin Bonded Area,
                                           Tianjin Gang, Tianjin, PRC

6      REGISTERED CAPITAL:                 RMB2,151,035,500

7      TOTAL INVESTMENT:                   RMB3,684,402,500

8      EQUITY HOLDER:                      Tianjin Mobile (BVl) Limited

9      TAX RESIDENCE:                      Tianjin Municipality, PRC

10     SUBSIDIARIES:                       Tianjin Mobile owns 90% shareholding
                                           in . . . . . . . . . . . . . (Tianjin
                                           Post and Telecommunications Equipment
                                           Company Limited) and 90% shareholding
                                           in . . . . . . . . . . . . (Tianjin
                                           Tianbo Communication Development
                                           Company Limited), respectively.

11     MORTGAGES AND CHARGES:              None

(4)    HEBEI MOBILE

1      NAME:                               Hebei Mobile Communication Company
                                           Limited

2      PLACE OF INCORPORATION:             Hebei, PRC

3      NATURE:                             Wholly foreign-owned enterprise
                                           (WFOE)

4      SCOPE OF BUSINESS:                  Operating the following businesses in
                                           Hebei province: engaging in operation
                                           of mobile communication business
                                           (including voice, data and
                                           multimedia); providing IP phone and
                                           access to internet services; engaging
                                           in the design, investment and
                                           construction of mobile communication
                                           networks, IP phone and internet
                                           networks; engaging in installation,
                                           engineering and construction, and
                                           maintenance of facilities including
                                           mobile communication networks, IP
                                           phone and internet networks; engaging
                                           in system integration, settlement and
                                           clearing of roaming, technological
                                           development, technological service,
                                           advertising business and marketing
                                           equipment etc. in relation to mobile
                                           communication business and IP phone
                                           and internet services; engaging in
                                           sale or lease of mobile communication
                                           terminal equipment, IP phone
                                           equipment, internet network equipment
                                           and their accessories and spare parts
                                           and providing after-sale services.

5      REGISTERED OFFICE:                  No.220, Qingyuan Avenue,
                                           Shijiazhuang, Hebei, PRC

6      REGISTERED CAPITAL:                 RMB4,314,668,600

7      TOTAL INVESTMENT:                   RMB8,379,664,000

8      EQUITY HOLDER:                      Hebei Mobile (BVl) Limited

9      TAX RESIDENCE:                      Hebei, PRC

10     SUBSIDIARIES:                       Hebei Mobile owns 80% shareholding in
                                           . . . . . . . . . . (Hebei Provincial
                                           Post and Telecommunications Planning
                                           and Design Institute).

11     MORTGAGES AND CHARGES:              None

(5)    LIAONING MOBILE

1      NAME:                               Liaoning Mobile Communication Company
                                           Limited

2      PLACE OF INCORPORATION:             Liaoning, PRC

3      NATURE:                             Wholly foreign-owned enterprise
                                           (WFOE)

4      SCOPE OF BUSINESS:                  Operating the following businesses in
                                           Liaoning province: engaging in
                                           operation of mobile communication
                                           business (including voice, data and
                                           multimedia); providing IP phone and
                                           access to internet services; engaging
                                           in the design, investment and
                                           construction of mobile communication
                                           networks, IP phone and internet
                                           networks; engaging in installation,
                                           engineering and construction, and
                                           maintenance of facilities including
                                           mobile communication networks, IP
                                           phone and internet networks; engaging
                                           in system integration, settlement and
                                           clearing of roaming, technological
                                           development, technological service,
                                           advertising business and marketing
                                           equipment etc. in relation to mobile
                                           communication business and IP phone
                                           and internet services; engaging in
                                           sale or lease of mobile communication
                                           terminal equipment, IP phone
                                           equipment, internet network equipment
                                           and their accessories and spare parts
                                           and providing after-sale services.

5      REGISTERED OFFICE:                  128 Shi Yi Wei Lu, Shen He District,
                                           Shenyang, PRC

6      REGISTERED CAPITAL:                 RMB5,140,126,700

7      TOTAL INVESTMENT:                   RMB11,016,504,400

8      EQUITY HOLDER:                      Liaoning Mobile (BVl) Limited

9      TAX RESIDENCE:                      Liaoning, PRC

10     SUBSIDIARIES:                       Liaoning Mobile owns 80% shareholding
                                           in . . . . . . . . . . . . . . .
                                           (Liaoning Mobile Communication
                                           Planning and Design Company Limited)
                                           and 20% shareholding in . . . . . . .
                                           . . . . (Shandong Mobile
                                           Communication Planning and Design
                                           Institute), respectively.

11     MORTGAGES AND CHARGES:              None

(6)    SHANDONG MOBILE

1      NAME:                               Shandong Mobile Communication Company
                                           Limited

2      PLACE OF INCORPORATION:             Shandong, PRC

3      NATURE:                             Wholly foreign-owned enterprise
                                           (WFOE)

4      SCOPE OF BUSINESS:                  Operating the following businesses in
                                           Shandong province: engaging in
                                           operation of mobile communication
                                           business (including voice, data and
                                           multimedia); providing IP phone and
                                           access to internet services; engaging
                                           in the design, investment and
                                           construction of mobile communication
                                           networks, IP phone and internet
                                           networks; engaging in installation,
                                           engineering and construction, and
                                           maintenance of facilities including
                                           mobile communication networks, IP
                                           phone and internet networks; engaging
                                           in system integration, settlement and
                                           clearing of roaming, technological
                                           development, technological service,
                                           advertising business and marketing
                                           equipment etc. in relation to mobile
                                           communication business and IP phone
                                           and internet services; engaging in
                                           sale or lease of mobile communication
                                           terminal equipment, IP phone
                                           equipment, internet network equipment
                                           and their accessories and spare parts
                                           and providing after-sale services.

5      REGISTERED OFFICE:                  84 Da Wei Er Lu, Shi Zhong District,
                                           Jinan, Shandong, PRC

6      REGISTERED CAPITAL:                 RMB6,341,851,300

7      TOTAL INVESTMENT:                   RMB11,663,861,400

8      EQUITY HOLDER:                      Shandong Mobile (BVl) Limited

9      TAX RESIDENCE:                      Shandong, PRC

10     SUBSIDIARIES:                       Shandong Mobile owns 80% shareholding
                                           in . . . . . . . . . . . . . . .
                                           (Shandong Mobile Communication
                                           Planning and Design Institute) and
                                           20% shareholding in . . . . . . . . .
                                           . . . . . . (Liaoning Mobile
                                           Communication Planning and Design
                                           Company Limited), respectively.

11     MORTGAGES AND CHARGES:              None

(7)    GUANGXI MOBILE

1      NAME:                               Guangxi Mobile Communication Company
                                           Limited

2      PLACE OF INCORPORATION:             Guangxi Zhuang Zu Autonomous Region,
                                           PRC

3      NATURE:                             Wholly foreign-owned enterprise
                                           (WFOE)

4      SCOPE OF BUSINESS:                  Operating the following businesses in
                                           Guangxi Zhuang Zu Autonomous Region:
                                           engaging in operation of mobile
                                           communication business (including
                                           voice, data and multimedia);
                                           providing IP phone and access to
                                           internet services; engaging in the
                                           design, investment and construction
                                           of mobile communication networks, IP
                                           phone and internet networks; engaging
                                           in installation, engineering and
                                           construction, and maintenance of
                                           facilities including mobile
                                           communication networks, IP phone and
                                           internet networks; engaging in system
                                           integration, settlement and clearing
                                           of roaming, technological
                                           development, technological service,
                                           advertising business and marketing
                                           equipment etc. in relation to mobile
                                           communication business and IP phone
                                           and internet services; engaging in
                                           sale or lease of mobile communication
                                           terminal equipment, IP phone
                                           equipment, internet network equipment
                                           and their accessories and spare parts
                                           and providing after-sale services.

5      REGISTERED OFFICE:                  92 Min Zu Da Dao, Nanning, Guangxi
                                           Zhuang Zu Autonomous Region, PRC

6      REGISTERED CAPITAL:                 RMB2,340,750,100

7      TOTAL INVESTMENT:                   RMB4,683,492,500

8      EQUITY HOLDER:                      Guangxi Mobile (BVl) Limited

9      TAX RESIDENCE:                      Guangxi Zhuang Zu Autonomous Region,
                                           PRC

10     SUBSIDIARIES:                       None

11     MORTGAGES AND CHARGES:              None

                                   SCHEDULE 2
                                 THE WARRANTIES
                                 PART A: GENERAL

1      INFORMATION

       1.1 All information relating to the Target Group Companies provided to the Purchaser or its representatives and advisers for the purposes of inclusion in the Registration Statements or preparation of the Financial Statements and the Appraisal Report is true, accurate and not misleading and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       1.2 Save as already disclosed in writing to the Purchaser, there are no other facts or matters which might reasonably be expected to have a material adverse effect on the financial or trading position or prospects of any Target Group Company.

2      CORPORATE MATTERS


       THE TARGET GROUP COMPANIES

        2.1 (a) All of the Target BVI Shares are fully-paid or properly credited as fully-paid and the Vendor is the sole legal and beneficial owner of them free from all Encumbrances. The Target BVI Shares constitute the entire issued share capital of each of the Target BVI Companies.

                (b) The information in respect of each of the Target BVI Companies set out in Part A of Schedule 1 is true and accurate and not misleading.

                (c) Each of the Target BVI Companies has been duly incorporated and is validly existing under the laws of the British Virgin Islands, with legal right, power and authority (corporate and other) to own, use, lease and operate its properties and conduct its business in the manner presently conducted and as described in the Registration Statements, and is duly qualified to transact business in any jurisdiction in which it owns or leases properties or conducts any business and such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Memorandum of Association and Articles of Association of each Target BVI Company comply with the requirements of applicable laws of the British Virgin Islands and are in full force and effect.

        2.2 (a) The Target BVI Companies are the sole legal and beneficial owner of the whole of the registered capital of each of the Target Companies, respectively, free from all Encumbrances.

                (b) The information in respect of each of the Target Companies set out in Part B of Schedule 1 is true and accurate and not misleading.

                (c) Each of the Target Companies is (or a valid application has been made for it to be registered as) a wholly-foreign owned enterprise with limited liability and has been duly organised and is validly existing under the laws of the PRC, and its business licence is in full force and effect; the Articles of Association of each Target Company comply with the requirements of applicable PRC law and are in full force and effect; each Target Company has all consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court, governmental agency or body having jurisdiction over each Target Company or any of its properties in each jurisdiction in which the ownership or lease of property by it or the conduct of its business (as described in the Registration Statements) requires such qualification, except for such consents, approvals, authorizations, orders, registrations, clearances and qualifications the absence of which is disclosed in the Registration Statements or which is not material to such Target Company, and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Registration Statements.

       2.3 Save for the unlisted equity securities in the PRC as disclosed in the Accounts and the interest of the Target BVI Companies in the Target Companies, none of the Target Group Companies (that is, the Target BVI Companies and the Target Companies) owns or has any interest of any nature whatsoever in any shares, debentures or other securities issued by any undertaking.

       2.4 No Target BVI Company carries on any business other than holding the respective Target Companies, or owns any asset other than the shares of the respective Target Companies or has any liabilities.


       THE VENDOR AND CMCC

       2.5 Each of the Vendor and CMCC (each a "WARRANTOR") is duly incorporated or established and is validly existing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease and operate its properties and assets and to execute and perform its obligations under this Agreement.

       2.6 The execution, delivery and performance by each of the Warrantor of this Agreement has been duly authorised by it and this Agreement constitutes a legal, valid and binding obligation of such Warrantor enforceable in accordance with its terms, subject to the laws of bankruptcy and other similar laws affecting the rights of creditors generally.

       2.7 All regulatory, corporate and other approvals (including shareholder approvals) and authorisations required by the Warrantor for the execution and delivery of this Agreement and any agreement or instrument contemplated hereby, the performance of the terms hereof and thereof and the sale of the Target BVI Shares have been obtained, are unconditional and are in full force and effect.

       2.8 All consents, approvals and authorisations of any court, government department or other regulatory body required with respect to the Warrantor for the execution of this Agreement and the performance of its terms have been obtained and are unconditional and in full force and effect.

       2.9 The execution and delivery by the Warrantor of this Agreement, and the performance and completion of the transactions herein contemplated: (a) will not infringe any applicable laws or regulations; (b) will not result in any breach of the terms of, or constitute a default under, its constitutional documents and business licence (as applicable) or any instrument, agreement or governmental, regulatory or other judgement, decree or order to which such Warrantor is a party or by which it or its property is bound; and (c) will not conflict with any of the certificates, licences or permits of such Warrantor that enable it to carry on the business or operations now operated by it.

       2.10 The Warrantor is not: (a) in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound to an extent which is material in the context of the transactions herein contemplated; (b) involved in or the subject of any current or pending investigation or proceedings (whether administrative, regulatory or otherwise), whether in the PRC or elsewhere.

3      FINANCIAL MATTERS


       FINANCIAL STATEMENTS

       3.1      (a)      The Financial Statements give a true and fair view
                         of the state of affairs and financial results of the Target Companies for the periods and as at the dates stated therein.

                (b)      Without limiting the generality of paragraph (a):

                         (i) the Accounts of the Target Companies either make full provision for or disclose all liabilities (whether actual, contingent or disputed and including financial lease commitments and pension liabilities), all outstanding capital commitments and all bad or doubtful debts of the Target Companies as at the Accounts Dates, in each case in accordance with applicable accounting principles;

                         (ii) the Accounts of the Target Companies for each of the periods ended on the Accounts Dates were prepared under the historical convention, complied with the requirements of all relevant laws and regulations then in force and with all statements of standard accounting practice (or financial reporting standards) and applicable accounting principles then in force;

                         (iii) the rate of depreciation adopted by the Target Companies in its Accounts for each of the periods ended on the Accounts Dates was sufficient for each of the fixed assets of the Target Companies to be written down to nil by the end of its useful life;

                         (iv) except as stated in its Accounts, no changes in the accounting policies were made by any of the Target Companies in any of the periods ended on the Accounts Dates;

                         (v) the results shown by the Accounts of the Target Companies for each of the periods ended on the Accounts Dates were not (except as therein disclosed) affected by any extraordinary or exceptional item or by any other factor rendering such results for all or any of such periods unusually high or low.

       3.2 None of the financial information provided to the Purchaser or its representatives and advisers is misleading in any material respect nor materially over-state the value of the assets nor materially under-state the liabilities of any Target Company as at the dates to which they were drawn up and do not materially over-state the profits of any Target Company in respect of the periods to which they relate.


       POSITION SINCE LAST ACCOUNTS DATE

       3.3      (a)      Since the Last Accounts Date and compared to the
                         Last Accounts, there has been no material adverse change in the financial or trading position or in the prospects of any Target Company and no event, fact or matter has occurred which is likely to give rise to any such change.

                (b)      Since the Last Accounts Date and compared to the Last
                         Accounts:

                         (i) the business of each Target Company has been carried on in the ordinary and usual course and no Target Company has made or agreed to make any payment other than routine payments in the ordinary and usual course of trading;

                         (ii) no dividend or other distribution has been declared, paid or made by any Target Company;

                         (iii) there has been no material change in the level of borrowing or in the working capital requirements of any Target Company;

                         (iv) all transactions between each Target Company and any Vendor Group Company have been on an arm's length basis and commercial terms;

                         (v) save for the Restructuring Agreements and the Connected Transactions, no contract, liability or commitment (whether in respect of capital expenditure or otherwise) has been entered into by any Target Company which is of a long term or unusual nature or which involved or could involve an obligation of a material nature or magnitude;

                         (vi) save as provided in the Restructuring Agreements or in the usual and ordinary course of business of the Target Companies, no Target Company has (whether in the ordinary and usual course of business or otherwise) acquired or disposed of, or agreed to acquire or dispose of any material business or any material asset having a value in excess of RMB 50,000,000;

                         (vii) no debtor has been released by any Target Company on terms that it pays less than the book value of its debt and no material debt owing to any Target Company has been deferred, subordinated or written off or has proved to any extent irrecoverable;

                         (viii) no change has been made in terms of employment and any benefits in kind payable to employees and other employment related matters by any Target Company or any Vendor Group Company (other than those required by law) which could materially increase the total costs attributable to employment and employee benefits of the Target Companies;

                         (ix) there has been no material increase or decrease in the levels of debtors or creditors or in the average collection or payment periods for the debtors and creditors respectively;

                         (x) no Target Company has repaid any borrowing or indebtedness in advance of its stated maturity;

                         (xi) there has been no material reduction in the cash balances of any Target Company;

                         (xii) no resolution of the members of any Target Company has been passed whether in general meeting or otherwise (other than resolutions relating to the routine business of annual general meetings);

                         (xiii) the business of each Target Company has not been affected by any abnormal factor not affecting to a similar extent generally all companies carrying on similar businesses; and

                         (xiv) no Target Company has agreed to any variation or termination of any existing contract to which that Target Company is a party and which may have a material effect upon the nature or scope of the operations of such Target Company.


       WORKING CAPITAL

       3.4 Having regard to existing bank and other financial facilities, each Target Company has sufficient working capital available to it as at the date of this Agreement to enable it to continue to carry on its business in its present form and at its present level of turnover and for the purpose of performing in accordance with their terms all orders, projects and other obligations and discharging all liabilities which ought properly to be discharged during the period of 12 months after Completion.


       ACCOUNTING AND OTHER RECORDS

       3.5      (a)      The books of account and other records of each Target
                         Company:

                         (i) are up-to-date and have been maintained in accordance with all applicable laws and generally accepted accounting practices on a proper and consistent basis;

                         (ii) comprise complete and accurate records of all information required to be recorded therein;

                         (iii) are in its possession or under its control together with all documents of title and executed copies of all existing agreements to which the relevant Target Company is a party.

                (b) All accounts, documents and returns required by law to be delivered or made by any Target Company to any government authority or regulatory body or any other authority have been duly and correctly delivered or made.

4      DEBT POSITION


       DEBTS OWED TO THE TARGET COMPANIES

       4.1      (a)      There are no debts owing to any Target Company other
                         than;

                         (i)      the Intra-Group Loans; and

                         (ii) trade debts incurred in the ordinary and usual course of business which do not exceed 120% of the trade debts as set out in the Last Accounts.


       DEBTS OWED BY THE TARGET COMPANIES

       4.2      (a)      No Target Company has outstanding any borrowing or
                         indebtedness in the nature of borrowing (including, without limitation, any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, trade bills (other than those on terms normally obtained), forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) other than:

                         (i)      the Intra-Group Loans; and

                         (ii) moneys borrowed from or otherwise owed to third parties which do not exceed 120% of the money borrowed from or otherwise owed to third parties as set out in the Last Accounts.

                (b) No Target Company has received any notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing which is repayable on demand.

                (c) There has not occurred any event of default or any other event or circumstance which would entitle any person to call for early repayment under any agreement relating to any borrowing or indebtedness of any Target Company or to enforce any security given by any Target Company (or, in either case, any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

5      REGULATORY MATTERS

       5.1      (a)      Each Target Company has, or will by Completion have,
                         obtained all licences, permissions, authorisations and consents required for carrying on its business effectively in the places and in the manner in which such business is now carried on.

                (b) The licences, permissions, authorisations and consents referred to in paragraph (a) are (or will by Completion be) in full force and effect, not limited in duration or subject to any unusual or onerous conditions, have been (or will by Completion have been) complied with in all respects.

                (c) To the best knowledge of the Vendor and CMCC, there are no circumstances which indicate that any of the licences, permissions, authorisations or consents referred to in paragraph (a) will or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Target BVI Shares by the Purchaser or otherwise).

       5.2      (a)      Each Target Company has conducted its business and
                         corporate affairs in accordance with its business licence and with all applicable laws and regulations
                         (whether of the PRC or any other jurisdiction).

                (b) No Target Company is in default of any order, decree or judgment of any court or any governmental or regulatory authority (whether of the PRC or any other jurisdiction).

6      THE REORGANISATION AND THE ASSETS


       THE REORGANISATION

       6.1 The property and other assets transferred into the Target Companies pursuant to the Reorganisation comprise all the assets necessary for the carrying on of the business carried on or to be carried on by the Target Companies in the manner it is presently conducted and as described in the Registration Statements and the liabilities assumed by the Target Companies pursuant to the Reorganisation represent the only liabilities of the Target Companies and are fully, fairly and accurately provided for in, the Financial Statements.

       6.2 The events and transactions contemplated by the Reorganisation do not contravene any provision of applicable law, rule or regulation and do not contravene the Articles of Association, other constitutional documents or the business licence of the Target Companies or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Target Companies that, singly or in the aggregate, is material to the Target Companies, or any judgement, rule or regulation, order or decree of any governmental body, agency or court having jurisdiction over the Target Companies and will not result in the creation or imposition of any Encumbrance or other restriction upon any assets of the Target Companies.

       6.3 All consents, approvals, authorisations, orders, registrations and qualifications required in the PRC in connection with the events and transactions contemplated by the Reorganisation have been (or will by Completion have been) made or unconditionally obtained in writing (including, without limitation, all PRC Approvals), and no such consent, approval, authorisation, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

       6.4 There are no legal or government proceedings pending against any of the Target Companies in the PRC challenging the effectiveness or validity of the events and transactions contemplated by the Reorganisation and, to the best knowledge of the Vendor and CMCC, no such proceedings are threatened or contemplated by any governmental agencies in the PRC or elsewhere.

       OWNERSHIP

       6.5      (a)      For the purpose of this Warranty 6.5, assets shall not
                         include the Properties and the Leased Properties, to which the provisions of Part B of this Schedule shall apply.

                (b) Each of the assets included in the Last Accounts of each Target Company or acquired by it since the Last Accounts Date (other than assets disposed of in the ordinary course of business and pursuant to the Reorganisation) is the absolute property of that Target Company. Save as disclosed in the Last Accounts, those assets are not the subject of any security interest or any assignment, equity, option, right of pre-emption, royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement, conditional sale or credit sale agreement, agreement for payment on deferred terms or any similar agreement or arrangement (or any agreement or obligation, including a conditional obligation, to create or enter into any of the foregoing).


       POSSESSION AND THIRD PARTY FACILITIES

       6.6      (a)      All of the assets owned by each Target Company, or in
                         respect of which any Target Company has a right of use, are in the possession or under the control of that Target Company.

                (b) Where any assets are used but not owned by any Target Company or any facilities or services are provided to any Target Company by any third party, there has not occurred any event of default or any other event or circumstance which may entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).


       ADEQUACY OF ASSETS

       6.7      (a)      The assets of each Target Company and the facilities
                         and services to which each Target Company has a contractual right include all rights, properties, assets, facilities and services necessary or desirable for the carrying on of the business of that Target
                         Company in the manner in which it is currently carried on.

                (b) The assets of each Target Company and the facilities and services to which the relevant Target Company has a contractual right include all assets, facilities and services necessary to enable such Target Company to conduct its business after Completion in the same manner in all material respects as it was conducted immediately prior to the transfer of such business to the relevant Target Company pursuant to the Reorganisation.

                (c) Save as otherwise provided in the Connected Transactions, no Target Company depends in any material respect upon the use of assets owned by, or facilities or services provided by, any Vendor Group Company.

       CONDITION

       6.8      (a)      All the plant, machinery, systems, equipment and
                         vehicles used by each Target Company:

                         (i) are in a good state of repair and have been regularly and properly maintained in accordance with appropriate technical specifications, safety regulations and the terms and conditions of any applicable agreement;

                         (ii) are capable of being efficiently and properly used for the purposes for which they were acquired or are retained;

                         (iii) are not dangerous, inefficient, obsolete or in need of renewal or replacement.


       INSURANCES

       6.9      (a)      The business, undertakings, properties and other assets
                         of each Target Company are adequately insured against such risks as are normally insured by persons carrying on similar businesses in the PRC as those carried on by the Target Company concerned and such insurances include all the insurances which each Target Company is required under the terms of any leases or any contracts in respect of any of its properties to undertake and such insurances are in full force and effect and there are no circumstances which could render any of such insurances void or voidable and all due premiums in respect thereof have (if due) been paid.

                (b) No claim is outstanding by any Target Company under any such policy of insurance and, to the best knowledge of the Vendor and CMCC, there are no circumstances likely to give rise to such a claim.

7      MILLENNIUM COMPLIANCE AND INTELUCTUAL PROPERTY RIGHTS

       7.1 The computer systems and any related hardware and software of each of the Target Companies (the "SYSTEM") are Millennium Compliant and, in particular:

                (a) all data containing dates produced by the System include in each date an indication of the century;

                (b) all operations and functions carried out by the System on data containing dates will take account of and handle properly the change in the century;

                (c) if data containing dates which do not have an indication of the century are received or accessed by the System it will not process the data and will generate an error message detailing the time, source and content of the data concerned.

       7.2 The System has been tested to establish that it is Millennium Compliant.


       REGISTERED RIGHTS

       7.3      (a)      Each of the Target Companies is the sole legal owner of
                         all Intellectual Property Rights registered or sought to be registered in any jurisdiction which are held or beneficially owned by such Target Company.

                (b) No act has been done or omitted to be done and no event has occurred or is likely to occur which may render any of such Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment or may prevent the grant or registration of a valid Intellectual Property Right pursuant to a pending application.


       INFRINGEMENT

       7.4      (a)      None of the operations of any Target Company infringe,
                         or are likely to infringe, any rights held by any third parry or involve the unauthorised use of confidential information disclosed to any Target Company (or any Vendor Group Company) in circumstances which might entitle a third party to make a claim against a Target
                         Company.

                (b) No claim has been made by any third party which alleges any infringing act or process which would fall within paragraph (a) above or which otherwise disputes the right of any Target Company to use any Intellectual Property Rights relating to its business and the Vendor and CMCC are not aware of any circumstances (including any act or omission to act) likely to give rise to such a claim.

                (c) There exists no actual or threatened infringement by any third party of any intellectual Property Rights held or used by a Target Company (including misuse of confidential information) or any event likely to constitute such an infringement nor has a Target Company (or any Vendor Group Company) acquiesced in the unauthorised use by any third party of any such Intellectual Property Rights.


       INTELLECTUAL PROPERTY LICENCES

       7.5 No Target Company is in default under any licence, sub-licence or assignment granted to it in respect of any Intellectual Property Rights used by any Target Company.


       LOSS OF RIGHTS

       7.6 No Intellectual Property Rights owned or used by a Target Company and no licence of Intellectual Property Rights of which a Target Company has the benefit will be lost, or rendered liable to any right of termination or cessation by any third party, by virtue of the acquisition by the Purchaser of the Target BVI Shares.


       RECORDS AND SOFTWARE

       7.7      (a)      All the accounting records and systems (including but
                         not limited to computerised accounting systems) of the Target Companies are recorded, stored, maintained or operated or otherwise held by a Target Company and are not wholly or partly dependent on any facilities or systems which are not under the exclusive ownership or control of a Target Company.

                (b) Each Target Company is licensed to use all software necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the date of this

                         Agreement and does not share any user rights in respect of such software with any other person.

8      CONTRACTUAL MATTERS


       MATERIAL CONTRACTS

       8.1 Save for the Restructuring Agreements and the Connected Transactions, there is not outstanding any agreement or arrangement to which any Target Company is a party:

                (a) which, by virtue of the acquisition of the Target BVI Shares by the Purchaser or other performance of the terms of this Agreement, will result in:

                         (i) any other party being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any right of pre-emption or other option); or

                         (ii) any Target Company being in default under any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or in a liability or obligation of any Target Company being created or increased;

                (b) to which any Vendor Group Company is a party or in which any Vendor Group Company or any connected person (as defined under the Listing Rules) is interested or from which any such person takes benefit, whether directly or indirectly;

                (c) entered into otherwise than by way of a bargain at arm's length and on commercial terms;

                (d) which establishes any guarantee, indemnity, suretyship, form of comfort or support (whether or not legally binding) given by any Target Company in respect of the obligations or solvency of any third party;

                (e) pursuant to which any Target Company has sold or otherwise disposed of any company or business in circumstances such that it remains subject to any liability (whether contingent or otherwise) which is not fully provided for in its Last Accounts;

                (f) which, upon completion by a Target Company of its work or the performance of its other obligations under it, is likely to result in a loss for that Target Company which is not fully provided for in its Last Accounts or which either is not expected to make a normal profit margin or involves an abnormal degree of risk;

                (g) which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement to which any Target Company is a party;

                (h) any power of attorney given by any Target Company or any other authority which would enable any person not employed by any Target Company to enter into any contract or commitment on behalf of any Target Company;

                (i) which involves or is likely to involve (i) material expenditure by any Target Company or (ii) material obligations or restrictions of any Target Company of an unusual or exceptional nature or magnitude and not in the ordinary and usual course of business;

                (j) which establishes any material agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement to which any Target Company is a party;

                (k) which is a currency and/or interest rate swap agreement, asset swap, future rate or forward rate agreement, interest cap, collar and/or floor agreement or other exchange or rate protection transaction or combination thereof or any option with respect to any such transaction or any other similar transaction to which any target Company is a party;

                (l) which is any other agreement or arrangement having or likely to have a material effect on the financial or trading position or prospects of any Target Company;

                (m) which is a bid, tender, proposal or offer which, if accepted, would result in any Target Company becoming a party to any agreement or arrangement of a kind described in paragraphs (a) to (l) above.


       DEFAULTS

       8.2 (a) No Target Company is in default under any agreement to which it is a party and there are no circumstances likely to give rise to any such default.

                (b) No party with whom any Target Company has entered into any agreement or arrangement is in default under such agreement or arrangement and there are no circumstances likely to give rise to any such default.

9      LITIGATION AND INVESTIGATIONS


       LITIGATION

        9.1     (a)      Except as plaintiff in the collection of debts
                         arising in the ordinary course of business, no Target
                         Company is a plaintiff or defendant in or otherwise a party to any material litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning any Target Company or any of its assets.

                (b) No governmental or official investigation or inquiry concerning any Target Company is in progress or pending.

                (c) The Vendor and CMCC are not aware of any circumstances which are likely to give rise to any such proceeding, investigation or inquiry as is referred to in paragraph
                         (a) or paragraph (b).

10     DIRECTORS AND EMPLOYEES


       EMPLOYEES

       10.1 No Target Company has entered into any arrangements regarding any future variation in any contract of employment in respect of any of its directors and employees or any agreement imposing an obligation on the Target Company to increase the basis and/or rates of remuneration and/or the provision of other benefits in kind to or on behalf of any of its directors or employees at any future date.


       COMPLIANCE

       10.2 Each Target Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with all statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders and awards relevant to their conditions of service or to the relations between it and its employees (or former employees, as the case may be) or any recognised trade union.


       INCENTIVE SCHEMES

       10.3 No Target Company has in existence any share incentive scheme, share option scheme or profit sharing scheme for all or any of its directors or employees.


       PAYMENTS ON TERMINATION

       10.4 Except to the extent (if any) to which provision or allowance has been made in the Last Accounts of each Target Company:

                (a) no outstanding liability has been incurred by any Target Company for breach of any contract of employment or for services or for long service or redundancy payments, protective awards, compensation for dismissal or for any other liability accruing from the termination of any contract of employment or for services, and no such liability will be incurred by any Target Company as a result of the Reorganisation or the acquisition of the Target BVI Shares by the Purchaser or other performance of the terms of this Agreement and the Restructuring Agreements;

                (b) no gratuitous payment has been made or benefit given (or promised to be made or given) by any Target Company in connection with the actual or proposed termination or suspension of employment, or variation of any contract of employment, of any present or former director or employee of any Target Company.

11     INSOLVENCY ETC.

       11.1 No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of any Target Group Company or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to any Target Group Company, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of any Target Group Company.

       11.2 No composition in satisfaction of the debts of any Target Group Company, or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

       11.3 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of any Target Group Company.

       11.4 No events or circumstances analogous to any of those referred to in Warranties 11.1 to 11.3 have occurred in any jurisdiction outside the PRC.

       11.5 No circumstances exist which are likely to give rise to the occurrence of any events or circumstances described in Warranties 11.1 to 11.4 if the Warranties were to be repeated at any time on or before Completion.

                       PART B: TAX AND PROPERTY WARRANTIES

1      TAX

       1.1 Each of the Target Companies has two tax registration certificates which are in full force and effect and no Target Company has established any place of business or carried on any business and has not made any filing with any tax authority in any part of the world other than the PRC.

       1.2 Each of the Target Companies has complied in all material respects with all statutory provisions, rules, regulations, orders and directions concerning profits or enterprise income tax, foreign enterprise income tax, value-added tax, business tax and stamp duty (and any similar applicable tax or taxation in the PRC).

       1.3 No tax authority has agreed to operate any special arrangement (being an arrangement which is not based on a uniform application of the relevant legislation whether expressly provided for in the relevant legislation or operated by way of extra statutory concession or otherwise) in relation to any of the Target Companies.

       1.4 Each of the Target Companies has duly, within all appropriate time limits, made all returns, given all notices and supplied all information required to be supplied to all relevant tax authorities, All such information was when provided and remain complete and accurate and all such returns and notices were when provided and remain complete and accurate and were made on a proper basis.

       1.5 No Target Company has received any notice or allegation from any tax authorities that it has not complied with any relevant legal requirement relating to registration or notification for taxation purposes and no Target Company is involved in any dispute or investigation with any tax authority and there are no facts or matters which it reasonably believes will cause any such dispute or investigation or any liability for taxation (present or future).

       1.6      Each of the Target Companies:

                (a) has paid or accounted for all taxation (if any) due to be paid or accounted for by it before the date of this Agreement;

                (b) is not under any liability to pay any penalty or interest in connection with any taxation referred to in paragraph (a);

                (c) has made all deductions and withholdings in respect or on account of taxation which it is required or entitled by any relevant legislation to make from any payments made by it including, without limitation, interest annuities or other annual payments, royalties, rent, remuneration payable to employees or sub-contractors or payments to a non-resident and where appropriate each Target Company has accounted in full to the relevant fiscal authority for any taxation so deducted or withheld; and

                (d) has taken all necessary steps to obtain any repayment of or relief from taxation available to it.

       1.7 All sums due and payable to any taxation authority in respect of emoluments paid and benefits provided to the employees of the Target Companies at the date of this

                Agreement have been paid and all such deductions and retentions as are required under the laws of the PRC have been made.

       1.8 All remuneration, compensation payments, payments on retirement or removal from an office or employment and other sums paid or payable to employees or officers or former employees or officers of each Target Company and all interest, annuities, royalties, rent and other annual payments paid or payable by each Target Company (whether before or after the date hereof) pursuant to any obligation in existence at the date hereof are and will (on the basis of the taxation legislation in force at the date hereof) be deductible for incomes tax purposes either in computing the profits of each Target Company or as a charge on the income of such Target Company.

       1.9 Each of the Target Companies has made or caused to be made the returns which ought to be made by or in respect of each Target Company for any taxation purposes and no returns are the subject of any dispute with any tax authority.

2      PROPERTY

       2.1 The Target Companies have valid title to, or valid leasehold interests in, all of the Properties and Leased Properties, respectively, and valid title to all material personal property owned by them, in each case free and clear of all Encumbrances, defects or any other restrictions except such as are described in the Property Legal Opinions or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Target Companies.

       2.2 Each Leased Property held under lease by the Target Companies are held by them under valid and enforceable leases in full force and effect with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Target Companies and no material default (or event which with notice or lapse of time, or both, would constitute such a default) by the Target Companies has occurred and is continuing under any of such leases.

       2.3 The Target Companies do not own, operate, manage or have any other right or interest, directly or indirectly, in any other material real property of any kind save for those described in the Property Legal Opinions.

                                   APPENDIX 1
                             CONNECTED TRANSACTIONS

1 Maintenance and Testing Agreement for Mobile Telecommunications Equipment between Beijing Mobile and Beijing Huarui Wireless Communications Equipment Installation Company ("BEIJING HUARUI").

2 Agreement for the Design and Construction of Communications Equipment between Beijing Mobile and Beijing Huarui.

3 Property Leasing and Management Agreement between Beijing Mobile and Beijing Communications Services Company.

4 Agreement regarding the Lease of Buildings from Beijing Mobile to Beijing Communications Services Company.

5 Property Leasing Agreement between Tianjin Mobile and Tianjin Communications Services Company.

6 Maintenance Agreement for Base Station Optic Fibre and Mobile Communications Antenna between Shanghai Mobile and Shanghai Long Distance Communications Engineering Company ("SHANGHAI LONG DISTANCE").

7 Mobile Communications Construction Contractors Agreement between Shanghai Mobile and Shanghai Long Distance.

8 Property Leasing and Management Agreement between Shanghai Mobile and Shanghai Communications Services Company.

9      Mobile Communications Construction Agreement between Liaoning Mobile and
       Liaoning Post and Telecommunications Construction Bureau (. . . . . . .
       .).

10 Maintenance Agreement for Communications Equipment between Liaoning Mobile and Liaoning Post and Telecommunications Construction Bureau (. .
       . . . . . .).

11 Property Leasing and Management Agreement between Liaoning Mobile and Liaoning Communications Services Company.

12 Sales and Maintenance Services Agreement between Hebei Mobile and Hebei Postal and Telecommunication Equipment.

13 Property Leasing and Management Agreement between Hebei Mobile and Hebei Communications Services Company.

14 Mobile Communications Construction Contractors Agreement between Shandong Mobile and Shandong Mobile Telecommunications Construction Bureau.

15 Property Leasing and Management Agreement between Shandong Mobile and Shandong Communications Services Company.

16 Property Leasing Agreement between Guangxi Mobile and Guangxi Communications Services Company.

17 Roaming and Inter-provincial Interconnection Agreement between CMCC and the Purchaser.

18     Trademark Licensing Agreement between CMCC and the Purchaser.

19 Long Distance Transmission Lines Lease Agreement between CMCC and the Purchaser.

20 Agreement for the Use of Spectrum and Number Resources between CMCC and the Purchaser.

21 Supplemental Agreement (in relation to Agreements No.17-20 above) between CMCC and the Purchaser.

22     Settlement Agreement for Pre-Paid Value Cards between CMCC and the
       Purchaser.

                                   APPENDIX 2
                          THE RESTRUCTURING AGREEMENTS

1 Capital Contribution Agreement between CMCC, Beijing Communications Services and Beijing Mobile.

2 Agreement regarding the Transfer of Employees, Assets and Liabilities Unrelated to the Telecommunications Business between CMCC, Beijing Mobile and Beijing Communications Services.

3 Agreement regarding the Confirmation of the Rights and Obligations Corresponding to the Transfer of Employees, Assets and Liabilities between Beijing Mobile and Beijing Communications Services.

4      Share transfer agreement between Beijing Communications Services and
       CMCC.

5 Capital Contribution Agreement between CMCC, Tianjin Communications Services and Tianjin Mobile.

6 Agreement regarding the Transfer of Employees, Assets and Liabilities Unrelated to the Telecommunications Business between CMCC, Tianjin Mobile and Tianjin Communications Services.

7 Agreement regarding the Confirmation of the Rights and Obligations Corresponding to the Transfer of Employees, Assets and Liabilities between Tianjin Mobile and Tianjin Communications Services.

8      Share transfer agreement between Tianjin Communications Services and
       CMCC.

9 Capital Contribution Agreement between CMCC, Shanghai Communications Services and Shanghai Mobile.

10 Agreement regarding the Transfer of Employees, Assets and Liabilities Unrelated to the Telecommunications Business between CMCC, Shanghai Mobile and Shanghai Communications Services.

11 Agreement regarding the Confirmation of the Rights and Obligations Corresponding to the Transfer of Employees, Assets and Liabilities between Shanghai Mobile and Shanghai Communications Services.

12     Share transfer agreement between Shanghai Communications Services and
       CMCC.

13 Capital Contribution Agreement between CMCC, Liaoning Communications Services and Liaoning Mobile.

14 Agreement regarding the Transfer of Employees, Assets and Liabilities Unrelated to the Telecommunications Business between CMCC, Liaoning Mobile and Liaoning Communications Services.

15 Agreement regarding the Confirmation of the Rights and Obligations Corresponding to the Transfer of Employees, Assets and Liabilities between Liaoning Mobile and Liaoning Communications Services.

16     Share transfer agreement between Liaoning Communications Services and
       CMCC.

17 Capital Contribution Agreement between CMCC, Hebei Communications Services and Hebei Mobile.

18 Agreement regarding the Transfer of Employees, Assets and Liabilities Unrelated to the Telecommunications Business between CMCC, Hebei Mobile and Hebei Communications Services.

19 Agreement regarding the Confirmation of the Rights and Obligations Corresponding to the Transfer of Employees, Assets and Liabilities between Hebei Mobile and Hebei Communications Services.

20     Share transfer agreement between Hebei Communications Services and CMCC.

21 Capital Contribution Agreement between CMCC, Shandong Communications Services and Shandong Mobile.

22 Agreement regarding the Transfer of Employees, Assets and Liabilities Unrelated to the Telecommunications Business between CMCC, Shandong Mobile and Shandong Communications Services.

23 Agreement regarding the Confirmation of the Rights and Obligations Corresponding to the Transfer of Employees, Assets and Liabilities between Shandong Mobile and Shandong Communications Services.

24     Share transfer agreement between Shandong Communications Services and
       CMCC.

25 Capital Contribution Agreement between CMCC, Guangxi Communications Services and Guangxi Mobile.

26 Agreement regarding the Transfer of Employees, Assets and Liabilities Unrelated to the Telecommunications Business between CMCC, Guangxi Mobile and Guangxi Communications Services.

27 Agreement regarding the Confirmation of the Rights and Obligations Corresponding to the Transfer of Employees, Assets and Liabilities between Guangxi Mobile and Guangxi Communications Services.

28     Share transfer agreement between Guangxi Communications Services and
       CMCC.

29 Share transfer agreement between CMCC, China Mobile (Hong Kong) Group Company Limited, the Vendor, Beijing Mobile BVI, Tianjin Mobile BVI, Shanghai Mobile BVI, Liaoning Mobile BVI, Hebei Mobile BVI, Shandong Mobile BVI and Guangxi Mobile BVI.

                                   APPENDIX 3
                              FORM OF TAX INDEMNITY


                           Dated                2000



                     CHINA MOBILE HONG KONG (BVI) LIMITED



                     CHINA MOBILE COMMUNICATIONS CORPORATION



                        CHINA MOBILE (HONG KONG) LIMITED







                                  TAX INDEMNITY

THIS DEED OF TAX INDEMNITY is made on                                       2000

BETWEEN:

(1) CHINA MOBILE HONG KONG (BVI) LIMITED a company incorporated under the laws of the British Virgin Islands whose registered office is at PO Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (the "VENDOR");

(2) CHINA MOBILE COMMUNICATIONS CORPORATION a company incorporated under the laws of the PRC whose registered office is at 53A Xibianmennei Dajie, Xuanwuqu, Beijing PRC ("CMCC"); and

(3) CHINA MOBILE (HONG KONG) LIMITED a company incorporated under the laws of Hong Kong whose registered office is at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong (the "PURCHASER").

WHEREAS:

(A) By a Conditional Sale and Purchase Agreement dated 4 October 2000 (the "AGREEMENT") made between the Vendor, CMCC and the Purchaser, the Vendor has agreed to sell and the Purchaser has agreed to purchase the Target BVI Shares (as defined in the Agreement) on the terms and conditions therein contained.

(B) It is a condition of the Agreement that the Vendor and CMCC deliver to the Purchaser this Deed of Tax Indemnity on Completion (as defined in the Agreement).

NOW THIS DEED WITNESSES as follows:

1      INTERPRETATION

       1.1      In this Deed, unless the context requires otherwise:

                (a) words and expressions and other rules of interpretation defined, used or set out in the Agreement have the same meanings and application in this Deed;

                (b) "TAXATION" means and includes all forms of tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority in any part of the world and includes any interest, additional tax, penalty or other charge payable or claimed in respect thereof,

                (c) "CLAIM" means any assessment, notice, demand, letter or other document issued or action taken by or on behalf of any person, authority or body whatsoever and of whatever country from which it appears that any of the Target Group Companies is liable or is sought to be made liable to make any payment or is deprived or is sought to be deprived of any relief or allowance or credit or right to repayment of taxation;

                (d) "EVENT" includes (without limitation) the death of any person, any action, omission or transaction whether or not any of the Target Group Companies is a party thereto and includes completion of the sale of the Target BVI Shares to the Purchaser and references to the result of events on or before the date hereof shall include the combined result of two or more events one or more of which shall have taken place before the date hereof;

                (e) references to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation;

                (f) references to a Claim shall include any Claim whether made before or after the date hereof and whether satisfied or unsatisfied at the date hereof and shall also include:

                         (i) the loss of any relief, allowance or credit granted by or pursuant to any legislation or otherwise for taxation purposes which could but for the Claim in question have been available to the Purchaser or any of the Target Group Companies whether or not the said loss results in any taxation being payable at the time of such loss; and

                         (ii) the nullifying or cancellation of a right to repayment of taxation which would have been so available or is at the date hereof assumed by the Vendor, CMCC or the Purchaser to be available;

                         and in such a case the amount of taxation which could otherwise have been relieved, allowed or credited by the relief, allowance or credit so lost or the amount of repayment which would otherwise have been obtained shall be treated as an amount of taxation for which a liability has arisen;

                (g) references to the Agreement shall be construed as references to the Agreement as amended or supplemented from time to time.

       1.2 The expressions the VENDOR, CMCC, the TARGET GROUP COMPANY and the PURCHASER shall, where the context permits, include their respective successors and assigns.

2      INDEMNITY

       Subject as hereinafter provided, each of the Vendor and CMCC hereby jointly and severally undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Target Group Companies) against any loss or liability suffered by the Purchaser or any Target Group Company including, but not limited to, any diminution in the value of the assets of or shares in any Target Group Company, any payment made or required to be made by the Purchaser or any Target Group Company and any costs and expenses incurred as a result of or in connection with any Claim falling on any Target Group Company resulting from or by reference to any income, profits or gains earned, accrued or received on or before the date hereof or any event on or before the date hereof whether alone or in conjunction with other circumstances and whether or not such taxation is chargeable against or attributable to any other person, firm or company.

3      EXCEPTIONS

       The indemnities given by this Deed do not cover any Claim to the extent that provision or reserve in respect thereof has been made in the Last Accounts or to the extent that payment or discharge of such Claim has been taken into account therein.

4      COSTS AND EXPENSES

       The indemnities given by this Deed shall cover all costs and expenses (on a full indemnity basis) incurred by the Purchaser or any of the Target Group Companies in connection with any Claim, and any penalties, fines or interest payable by the Purchaser or any of the Target Group Companies relating to any Claim for which the Vendor or CMCC is liable under this Deed.

5      REIMBURSEMENT

       In the event that any Claim which is the subject of an indemnity hereunder is or has been discharged (whether by payment or by the loss of any relief, allowance, credit or right to repayment of taxation) or suffered by any of the Target Group Companies, the indemnity given hereunder shall take effect as a covenant by the Vendor and CMCC forthwith to reimburse the relevant Target Group Company (through the Purchaser) for any amount so paid or to compensate the relevant Target Group Company for any loss of relief, allowance, credit or right to repayment so suffered.

6      CONDUCT OF CLAIMS

       If the Purchaser becomes aware of a Claim relevant for the purposes of this Deed, it shall as soon as reasonably practicable give notice thereof to the Vendor and CMCC and shall (subject to the Purchaser and the Target Group Companies being indemnified to the Purchaser's satisfaction against any liability, costs, damages or expenses which may be incurred thereby) take such action and procure that the Target Group Companies shall take such action as the Vendor and CMCC may reasonably request to avoid, resist, dispute, defend, compromise or appeal against the Claim, provided that neither the Purchaser nor any of the Target Group Companies shall be required to take any steps which would require any admission of guilt or liability relating to matters connected with the Claim in question or which would affect the future conduct of the business of the Purchaser or any of the Target Group Companies or affect the rights or reputations of any of them nor shall they be required to take any such action unless the Vendor and CMCC shall have produced to them a leading barrister's opinion that such action is reasonable.

7      SET-OFF AND DEDUCTIONS

       All payments to be made by the Vendor and CMCC under this Deed shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required to be made from any such payment the Vendor and CMCC shall, together with such payment, pay such additional amount as is necessary to ensure that the recipient receives the full amount due hereunder.

8      WAIVER AND SEVERABILITY

       No failure or delay by the Purchaser or any of the Target Group Companies in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby.

9      ASSIGNMENT

       The Purchaser and any Target Group Company may assign its respective rights and benefits under this Deed.

10     NOTICES

       Each notice, demand or other communication given or made hereunder shall be in writing and delivered or sent to the relevant party at its address or telex number or fax number set out in the Agreement. The provisions of clause 21 of the Agreement shall apply to this Deed as though they have been fully set out herein,

11     GOVERNING LAW AND JURISDICTION

       11.1 This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

       11.2 Any dispute arising out of or in connection with this Deed shall be resolved by arbitration in Hong Kong International Arbitration Centre by a single arbitrator in accordance with the UNCITRAL Arbitration Rules in force from time to time. The parties agree that the arbitral award will be final and binding.

IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.



THE COMMON SEAL OF                                                   )

CHINA MOBILE HONG KONG (BVI) LIMITED                                 )

was affixed hereto in the presence of:                               )




---------------------------------           ---------------------------------
[NAME OF DIRECTOR]                          [NAME OF DIRECTOR]
Director                                    Director



SIGNED, SEALED AND DELIVERED                                           )

BY                                                                     )

a duly authorised representative on behalf of                          )

CHINA MOBILE COMMUNICATIONS CORPORATION                                )

THE COMMON SEAL OF                                                   )

CHINA MOBILE (HONG KONG) LIMITED                                     )

was affixed hereto in the presence of:                               )



---------------------------------           ---------------------------------
[NAME OF DIRECTOR]                          [NAME OF DIRECTOR]
Director                                    Director

                                 SIGNATURE PAGE


SIGNED by                                                     )

for and on behalf of                                          )/s/ Wang Xiaochu

CHINA MOBILE HONG KONG (BVI) LIMITED                          )

in the presence of: /s/ David L. Kreider                      )



SIGNED by                                                     )

for and on behalf of                                          )/s/ Xue Taohai

CHINA MOBILE COMMUNICATIONS CORPORATION                       )

in the presence of: /s/ Wei Jie                               )



SIGNED by                                                     )

for and on behalf of                                          )/s/ Wang Xiaochu

CHINA MOBILE (HONG KONG) LIMITED                              )

in the presence of: /s/ David L. Kreider                      )

                                TABLE OF CONTENTS

CONTENTS                                                                                                PAGE

1          INTERPRETATION.................................................................................1


2          SALE OF THE TARGET BVI SHARES AND PRICE........................................................7


3          CONDITIONS PRECEDENT...........................................................................7


4          PRE-COMPLETION UNDERTAKINGS....................................................................8


5          COMPLETION....................................................................................10


6          POST-COMPLETION UNDERTAKINGS..................................................................12


7          WARRANTIES....................................................................................13


8          LIMITATIONS ON CLAIMS.........................................................................14


9          PURCHASER'S RIGHTS TO RESCISSION..............................................................14


10         WITHHOLDING TAX AND GROSSING UP...............................................................15


11         ENTIRE AGREEMENT..............................................................................15


12         VARIATION.....................................................................................15


13         ASSIGNMENT....................................................................................15


14         ANNOUNCEMENTS.................................................................................15


15         COSTS.........................................................................................16


16         CONFIDENTIALITY...............................................................................16


17         SEVERABILITY..................................................................................16


18         COUNTERPARTS..................................................................................16


19         WAIVER........................................................................................17


20         FURTHER ASSURANCE.............................................................................17


21         NOTICES.......................................................................................17


22         GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS............................................18


SCHEDULE 1  PART A  Details of the Target BVI Companies..................................................20

PART B  Details of the Target Companies..................................................................27


SCHEDULE 2  THE WARRANTIES Part A: General...............................................................34


Part B: Tax and Property Warranties......................................................................48


APPENDIX 1  Connected Transactions.......................................................................50


APPENDIX 2  The Restructuring Agreements.................................................................52


APPENDIX 3  Form of Tax Indemnity........................................................................54


SIGNATURE PAGE...........................................................................................60

                                     - ii -